EXHIBIT 99.1

Item 6. Selected Financial Data

     The following selected financial data for the five years ended December 31, 2003, are derived from our audited consolidated financial statements (in thousands, except per share data).

	Year Ended December 31
	1999	2000	2001	2002	2003
Operating Data
Revenues (1)	$114,484	$117,621	$116,900	$150,904	$197,334
Expenses:
Interest expense (1)	22,774	29,717	27,362	38,334	52,962
Provision for depreciation (1)	13,550	17,574	24,456	35,113	49,674
Other operating expenses (2)	8,868	9,570	10,853	13,038	17,274
Impairment of assets				2,298	2,792
Loss on extinguishment of debt (3)			213	403
Loss on investment		2,000

Total expenses	45,192	58,861	62,884	89,186	122,702

Income from continuing operations	69,292	58,760	54,016	61,718	74,632
Income from discontinued operations, net (1)	6,346	9,296	6,533	5,941	8,108

Net income	75,638	68,056	60,549	67,659	82,740
Preferred stock dividends	12,814	13,490	13,505	12,468	9,218
Preferred stock redemption charge					2,790

Net income available to common stockholders	$62,824	$54,566	$47,044	$55,191	$70,732

Other Data
Average number of common shares outstanding:
Basic	28,128	28,418	30,534	36,702	43,572
Diluted	28,384	28,643	31,027	37,301	44,201
Per Share Data
Basic:
Income from continuing operations available to common stockholders	$2.00	$1.59	$1.33	$1.34	$1.43
Discontinued operations, net	0.23	0.33	0.21	0.16	0.19

Net income available to common stockholders	2.23	1.92	1.54	1.50	1.62
Diluted:
Income from continuing operations available to common stockholders	$1.99	$1.59	$1.31	$1.32	$1.42
Discontinued operations, net	0.22	0.32	0.21	0.16	0.18

Net income available to common stockholders	2.21	1.91	1.52	1.48	1.60
Cash distributions per common share	$2.27	$2.335	$2.34	$2.34	$2.34
Balance Sheet Data
Net real estate investments	$1,241,722	$1,121,419	$1,213,564	$1,524,457	$1,992,446
Total assets	1,271,171	1,156,904	1,269,843	1,594,110	2,182,731
Total debt	538,842	439,752	491,216	676,331	1,013,184
Total liabilities	564,175	458,297	511,973	696,878	1,033,052
Total stockholders’ equity	706,996	698,607	757,870	897,232	1,149,679

(1)	In accordance with FASB Statement No. 144, we have reclassified the income and expenses attributable to the properties sold subsequent to January 1, 2002 through June 30, 2004 to discontinued operations for all periods presented. See Note 16 to our audited consolidated financial statements.

(2)	Other operating expenses include loan expense, provision for loan losses and general and administrative expenses.

(3)	Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the losses on extinguishments of debt in 2001 and 2002 to income from continuing operations rather than as extraordinary items as previously required under FASB Statement No. 4.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Summary

     Health Care REIT, Inc. is a self-administered, equity REIT that invests in health care facilities, primarily skilled nursing and assisted living facilities. We also invest in specialty care facilities. As of December 31, 2003, long-term care facilities, which include skilled nursing and assisted living facilities, comprised approximately 92% of our investment portfolio. Founded in 1970, we were the first REIT to invest exclusively in health care facilities.

     As of December 31, 2003, we had $2,003,466,000 of net real estate investments, inclusive of credit enhancements, in 328 facilities located in 33 states and managed by 47 different operators. At that date, the portfolio included 219 assisted living facilities, 101 skilled nursing facilities and eight specialty care facilities.

     Our primary objectives are to protect stockholders’ capital and enhance stockholder value. We seek to pay consistent cash dividends to stockholders and create opportunities to increase dividend payments from annual increases in rental and interest income and portfolio growth. To meet these objectives, we invest primarily in long-term care facilities managed by experienced operators and diversify our investment portfolio by operator and geographic location.

     Depending upon the availability and cost of external capital, we anticipate making additional investments in health care related facilities. New investments are generally funded from temporary borrowings under our lines of credit arrangements, internally generated cash and the proceeds derived from asset sales. Permanent financing for future investments, which replaces funds drawn under the lines of credit arrangements, is expected to be provided through a combination of public and private offerings of debt and equity securities and the incurrence of secured debt. We believe our liquidity and various sources of available capital are sufficient to fund operations, meet debt service and dividend requirements and finance future investments.

Liquidity and Capital Resources

     On July 23, 2003, Moody’s Investors Service upgraded its rating on our senior unsecured notes from Ba1 to Baa3. The credit strengths noted by Moody’s included moderate financial leverage, negligible secured debt, strong portfolio management and underwriting skills and improved portfolio fundamentals in our skilled nursing and assisted living facilities.

     In August and September 2003, we solicited the consents of registered holders of our senior unsecured notes to the adoption of certain amendments to the Indenture, dated as of April 17, 1997 (as amended and supplemented) (the “1997 Indenture”), with Fifth Third Bank, as trustee (the “Trustee”), and the Indenture, dated as of September 6, 2002 (as amended and supplemented) (the “2002 Indenture”), with the Trustee. After receiving the requisite number of consents, we entered into Supplemental Indenture No. 5 to the 1997 Indenture with the Trustee and Supplemental Indenture No. 2 to the 2002 Indenture with the Trustee. As amended, the supplemental indentures modify the indentures to require us to (a) limit the use of secured debt to 40% of undepreciated assets, (b) limit total debt to 60% of undepreciated total assets, and (c) maintain total unencumbered assets at 150% of total secured debt. These amendments to all of our then outstanding $615,000,000 of senior unsecured notes are intended to modernize the covenant package and make it consistent with other investment-grade REITs. The $250,000,000 in senior unsecured notes issued in November 2003 have the same covenant package.

     The following table summarizes our capital activity during the year ended December 31, 2003 (in thousands):

			Gross	Net
Date	Security	Type	Proceeds	Proceeds
March 2003	Senior unsecured notes	Public issuance	$104,036	$103,286
July 2003	Common stock	Private placement	48,000	48,000
July 2003	Preferred stock	Public issuance	100,000	96,850
September 2003	Common stock	Public issuance	111,320	105,763
September 2003	Preferred stock	Private placement	26,500	26,500
November 2003	Senior unsecured notes	Public issuance	250,000	248,163
Various	Common stock	DRIP	68,860	68,860

Totals			$708,716	$697,422

     During the year ended December 31, 2003, the holder of our Series C Cumulative Convertible Preferred Stock converted 2,100,000 shares into 2,049,000 shares of common stock. At December 31, 2003, all of the shares of Series C Cumulative Convertible Preferred Stock had been converted into common stock.

     In July 2003, we instituted our enhanced dividend reinvestment and stock purchase plan (“DRIP”). Existing stockholders, in addition to reinvesting dividends, may now purchase up to $5,000 of common stock per month at a discount. Investors who are not stockholders of the Company may now make an initial investment in the Company through the DRIP with a minimum of a $1,000 purchase. In some instances, we may permit investments in excess of $5,000 per month if we approve a request for a waiver. During the year ended December 31, 2003, we issued 1,452,000 shares of common stock under the standard provisions of our DRIP, which generated net proceeds of approximately $43,615,000. Additionally, we issued 825,000 shares of common stock under our DRIP waiver program, which generated net proceeds of approximately $25,245,000. As of December 11, 2003 we had an effective registration statement on file with the Securities and Exchange Commission under which we may issue up to 6,314,213 shares of common stock pursuant to the DRIP. As of March 11, 2004, 5,735,402 shares of common stock remained available for issuance under this registration statement.

     On July 9, 2003, we closed a public offering of 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock, which generated net proceeds of approximately $96,850,000. The shares have a liquidation value of $25.00 per share. The preferred stock, which has no stated maturity, may be redeemed by us at par on or after July 9, 2008. A portion of the proceeds from this offering were used to redeem all 3,000,000 shares of our 8.875% Series B Cumulative Redeemable Preferred Stock on July 15, 2003, at a redemption price of $25.00 per share plus accrued and unpaid dividends.

     On September 29, 2003, we issued 1,060,000 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock as partial consideration for an acquisition of assets by the Company, with the shares valued at $26,500,000 for such purposes. The shares were issued to Southern Assisted Living, Inc. and certain of its stockholders without registration in reliance upon the federal statutory exemption of Section 4(2) of the Securities Act of 1933, as amended. The shares have a liquidation value of $25.00 per share. The preferred stock, which has no stated maturity, may be redeemed by us at par on or after August 15, 2008. The preferred shares are convertible into common stock at a conversion price of $32.66 per share at any time. During the year ended December 31, 2003, certain holders of our Series E Cumulative Convertible and Redeemable Preferred Stock converted 229,600 shares into 175,700 shares of common stock. At December 31, 2003, we had 830,400 shares of Series E Cumulative Convertible and Redeemable Preferred Stock outstanding.

     During 2003, we invested $378,342,000 in real property, provided permanent mortgage and loan financings of $78,245,000, made construction advances of $32,071,000 and funded $27,410,000 of subdebt investments. As of December 31, 2003, we had approximately $15,501,000 in unfunded construction commitments. Also during 2003, we sold real property generating $65,455,000 of net proceeds and collected $55,847,000 and $1,234,000 as repayment of principal on loans receivable and subdebt investments, respectively.

     As of December 31, 2003, we had stockholders’ equity of $1,149,679,000 and a total outstanding debt balance of $1,013,184,000, which represents a debt to total capitalization ratio of 0.47 to 1.0.

     In May 2003, we announced the amendment and extension of our primary unsecured revolving line of credit. The line of credit was expanded to $225,000,000, expires in May 2006 (with the ability to extend for one year at our discretion if we are in compliance with all covenants) and currently bears interest at the lender’s prime rate or LIBOR plus 1.3%, at our option. In August 2003, we further amended the line of credit to modify certain financial covenants that will enhance our financial flexibility and align our covenant package with other investment grade REITs. Finally, in December 2003 and January 2004, we expanded this line of credit to $310,000,000.

     Also in May 2003, we repaid our $4,000,000 secured note and terminated the corresponding agreement. At the same time, we increased our $25,000,000 unsecured line of credit to $30,000,000. This line of credit bears interest at the lender’s prime rate or 2.0% plus LIBOR, at our option, and expires in May 2004. Also, at December 31, 2003, we had a secured line of credit in the amount of $60,000,000 bearing interest at the lender’s prime rate or LIBOR plus 2.0%, at our option, with a floor of 7.0% that expired in February 2004. We do not intend to replace this secured facility. At December 31, 2003, we had no borrowings outstanding under the unsecured or secured lines of credit arrangements.

     As of March 11, 2004, we had an effective shelf registration on file with the Securities and Exchange Commission under which we may issue up to $581,794,619 of securities including debt securities, common and preferred stock and warrants. Depending upon market conditions, we anticipate issuing securities under our shelf registration to invest in additional health care facilities and to repay borrowings under our lines of credit arrangements.

Off-Balance Sheet Arrangements

     We have guaranteed the payment of industrial revenue bonds for one assisted living facility in the event that the present owner defaults upon its obligations. In consideration for this guaranty, we receive and recognize fees annually related to this arrangement. This guaranty expires upon the repayment of the industrial revenue bonds which currently mature in 2009. At December 31, 2003, we were contingently liable for $3,195,000 under this guaranty.

Contractual Obligations

     The following table summarizes our payment requirements under contractual obligations as of December 31, 2003 (in thousands):

	Payments Due by Period
		Less than			More than
Contractual Obligations	Total	1 year	1-3 years	3-5 years	5 years
Unsecured lines of credit obligations(1)	$340,000	$30,000	$310,000	$0	$0
Secured line of credit obligation (1)	60,000	60,000
Senior unsecured notes	865,000	40,000	50,000	275,000	500,000
Secured debt	148,184	5,828	5,225	24,588	112,543
Contractual interest obligations	488,016	68,938	132,091	106,891	180,096
Capital lease obligations
Operating lease obligations	10,758	1,373	2,236	1,178	5,971
Purchase obligations	77,944	17,730	45,412	6,000	8,802
Other long-term liabilities

Total contractual obligations	$1,989,902	$223,869	$544,964	$413,657	$807,412

(1)	Unsecured and secured lines of credit reflected at 100% capacity.

     We have an unsecured credit arrangement with a consortium of eight banks providing for a revolving line of credit (“revolving credit”) in the amount of $310,000,000, which expires on May 15, 2006. The agreement specifies that borrowings under the revolving credit are subject to interest payable in periods no longer than three months on either the agent bank’s prime rate of interest or 1.3% over LIBOR interest rate, at our option (2.43% at December 31, 2003). In addition, we pay a commitment fee based on an annual rate of 0.325% and an annual agent’s fee of $50,000. Principal is due upon expiration of the agreement. We have another unsecured line of credit arrangement with a bank for a total of $30,000,000, which expires May 31, 2004. Borrowings under this line of credit are subject to interest at either the bank’s prime rate of interest or 2.00% over LIBOR interest rate, at our option (4.00% at December 31, 2003) and are due on demand. We had a $60,000,000 secured line of credit with interest at the lender’s prime rate or 2.0% over LIBOR, at our option, with a floor of 7.0% (7.0% at December 31, 2003) that expired in February 2004. We do not intend to replace this secured facility. At December 31, 2003, we had no borrowings outstanding under the unsecured or secured lines of credit arrangements. As such, we had no contractual interest obligations related to unsecured or secured lines of credit at December 31, 2003.

     We have $865,000,000 of senior unsecured notes with fixed annual interest rates ranging from 6.00% to 8.17%, payable semi-annually. Contractual interest obligations on senior unsecured notes totaled $428,644,000 at December 31, 2003. Additionally, we have 30 mortgage loans totaling $148,184,000, collateralized by health care facilities, with fixed annual interest rates ranging from 6.18% to 12.00%, payable monthly. The carrying values of the health care properties securing the mortgage loans totaled $219,575,000 at December 31, 2003. Contractual interest obligations on mortgage loans totaled $59,372,000 at December 31, 2003.

     At December 31, 2003, we had operating lease obligations of $10,758,000 relating to Company office space and six assisted living facilities.

     Purchase obligations are comprised of unfunded construction commitments and contingent purchase obligations. At December 31, 2003, we had outstanding construction financings of $14,865,000 ($14,701,000 for leased properties and $164,000 for construction loans) and were committed to providing additional financing of approximately $15,501,000 to complete construction. At December 31, 2003, we had contingent purchase obligations totaling $62,443,000. These contingent purchase obligations primarily relate to deferred acquisition fundings. Deferred acquisition fundings are contingent upon an operator satisfying certain conditions such as payment coverage and value tests. Rents due from the tenant are increased to reflect the additional investment in the property.

Results of Operations December 31, 2003 vs. December 31, 2002

     Revenues were comprised of the following (dollars in thousands):

	Year ended		Change
	Dec. 31, 2003	Dec. 31, 2002	$	%
Rental income	$172,807	$121,577	$51,230	42%
Interest income	20,768	26,525	(5,757)	-22%
Commitment fees and other income	3,759	2,802	957	34%

Totals	$197,334	$150,904	$46,430	31%

     We generated increased rental income as a result of the acquisition of properties for which we receive rent. This was partially offset by a reduction in interest income due to lower average yields on our loans receivable and non-recognition of interest income related to our mortgage loan with Doctors Community Health Care Corporation. Transaction fees and other income increased primarily as a result of the gain from the sale of our investment in Atlantic Healthcare Finance L.P.

     Expenses were comprised of the following (dollars in thousands):

	Year ended		Change
	Dec. 31, 2003	Dec. 31, 2002	$	%
Interest expense	$52,962	$38,334	$14,628	38%
Provision for depreciation	49,674	35,113	14,561	41%
General and administrative expenses	11,483	9,665	1,818	19%
Loan expense	2,921	2,373	548	23%
Impairment of assets	2,792	2,298	494	21%
Loss on extinguishment of debt		403	(403)	n/a
Provision for losses	2,870	1,000	1,870	187%

Totals	$122,702	$89,186	$33,516	38%

     The increase in interest expense from 2002 to 2003 was primarily due to higher average borrowings during the year. This was partially offset by lower average interest rates and an increase in the amount of capitalized interest offsetting interest expense.

     We capitalize certain interest costs associated with funds used to finance the construction of properties owned directly by us. The amount capitalized is based upon the balance outstanding during the construction period using the rate of interest that approximates our cost of financing. Our interest expense is reduced by the amount capitalized. Capitalized interest for the year ended December 31, 2003, totaled $1,535,000, as compared with $170,000 for the same period in 2002.

     The provision for depreciation increased primarily as a result of additional investments in properties owned directly by us.

     General and administrative expenses as a percentage of revenues (including revenues from discontinued operations) for the year ended December 31, 2003, were 5.39% as compared with 5.83% for the same period in 2002.

     The increase in loan expense was primarily due to the additional amortization of costs related to the unsecured lines of credit amendments and costs related to obtaining consents to modify the covenant packages of our senior unsecured notes.

     During the year ended December 31, 2003, it was determined that the projected undiscounted cash flows from a property did not exceed its related net book value and an impairment charge of $2,792,000 was recorded to reduce the property to its estimated fair market value. The estimated fair market value of the property was determined by an independent appraisal. During the year ended December 31, 2002, it was determined that the projected undiscounted cash flows from three properties did not exceed their related net book values and impairment charges of $2,298,000 were recorded to reduce the properties to their estimated fair market values. The estimated fair market values of the properties were determined by offers to purchase received from third parties or estimated net sales proceeds.

     In April 2002, we purchased $35,000,000 of our outstanding senior unsecured notes that were due in 2003 and recorded a charge of $403,000 in connection with this early extinguishment.

     Due to increased collectibility concerns related to portions of our loan portfolio, we increased our allowance for losses on loans receivable by an additional $1,870,000 for the year ended December 31, 2003.

     Other items were comprised of the following (dollars in thousands):

	Year ended		Change
	Dec. 31, 2003	Dec. 31, 2002	$	%
Gain (loss) on sales of properties	$4,139	$(1,032)	$5,171	-501%
Discontinued operations, net	3,969	6,973	(3,004)	-43%
Preferred dividends	(9,218)	(12,468)	3,250	-26%
Preferred stock redemption charge	(2,790)		(2,790)	n/a

Totals	$(3,900)	$(6,527)	$2,627	-40%

     During the years ended December 31, 2003 and 2002, we sold properties with carrying values of $61,316,000 and $53,311,000 for net gains of $4,139,000 and net losses of $1,032,000, respectively. During the six months ended June 30, 2004, we sold properties with carrying values of $33,808,000 for net gains of $1,129,000. In August 2001, the Financial Accounting Standards Board issued Statement

No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. We adopted the standard effective January 1, 2002. In accordance with Statement No. 144, we have reclassified the income and expenses attributable to the properties sold subsequent to January 1, 2002 to discontinued operations. These properties generated $3,969,000 and $6,973,000 of income after deducting depreciation and interest expense from rental revenue for the years ended December 31, 2003 and 2002, respectively.

     The decrease in preferred dividends is primarily due to the reduction in average outstanding preferred shares. During the year ended December 31, 2003, the holder of our Series C Cumulative Convertible Preferred Stock converted 2,100,000 shares into 2,049,000 shares of common stock, leaving no shares outstanding at December 31, 2003 as compared to 2,100,000 at December 31, 2002.

     In September 2003, we issued 1,060,000 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock. During the three months ended December 31, 2003, certain holders of our Series E Cumulative Convertible and Redeemable Preferred Stock converted 229,600 shares into 175,700 shares of common stock, leaving 830,400 outstanding at December 31, 2003.

     In July 2003, we closed a public offering of 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock. A portion of the proceeds from this offering were used to redeem all 3,000,000 shares of our 8.875% Series B Cumulative Redeemable Preferred Stock on July 15, 2003. In accordance with EITF Topic D-42, the costs to issue these securities were recorded as a non-cash, non-recurring charge of $2,790,000, or $0.06 per diluted share, in the third quarter of 2003 to reduce net income available to common stockholders.

     As a result of the various factors mentioned above, net income available to common stockholders was $70,732,000, or $1.60 per diluted share, for 2003 as compared with $55,191,000, or $1.48 per diluted share, for 2002. Excluding the impact of the unusual and non-recurring preferred stock redemption charge, net income available to common stockholders was $73,522,000, or $1.66 per diluted share, for 2003.

Results of Operations December 31, 2002 vs. December 31, 2001

     Revenues were comprised of the following (dollars in thousands):

	Year ended		Change
	Dec. 31, 2002	Dec. 31, 2001	$	%
Rental income	$121,577	$80,768	$40,809	51%
Interest income	26,525	31,294	(4,769)	-15%
Commitment fees and other income	2,802	3,848	(1,046)	-27%
Prepayment fees		990	(990)	n/a

Totals	$150,904	$116,900	$34,004	29%

     We generated increased rental income as a result of the acquisition of properties for which we receive rent. This was partially offset by a reduction in interest income due to the repayment of mortgage loans. Transaction fees and other income decreased primarily as a result of the completion of construction projects.

     During 2001, we received payoffs on mortgages that had significant prepayment fee requirements, generating $990,000 in that year. During 2002, we did not receive any prepayment fees with respect to mortgage loan payoffs.

     Expenses were comprised of the following (dollars in thousands):

	Year ended		Change
	Dec. 31, 2002	Dec. 31, 2001	$	%
Interest expense	$38,334	$27,362	$10,972	40%
Provision for depreciation	35,113	24,456	10,657	44%
General and administrative expenses	9,665	8,078	1,587	20%
Loan expense	2,373	1,775	598	34%
Impairment of assets	2,298		2,298	n/a
Loss on extinguishment of debt	403	213	190	89%
Provision for losses	1,000	1,000	0	0%

Totals	$89,186	$62,884	$26,302	42%

     The increase in interest expense from 2001 to 2002 was primarily due to higher average borrowings during the year and a reduction in the amount of capitalized interest offsetting interest expense.

     We capitalize certain interest costs associated with funds used to finance the construction of properties owned directly by us. The amount capitalized is based upon the balance outstanding during the construction period using the rate of interest that approximates our cost of financing. Our interest expense is reduced by the amount capitalized. Capitalized interest for the year ended December 31, 2002, totaled $170,000, as compared with $841,000 for the same period in 2001.

     The provision for depreciation increased primarily as a result of additional investments in properties owned directly by us.

     General and administrative expenses as a percentage of revenues (including revenues from discontinued operations) for the year ended December 31, 2002, were 5.83% as compared with 6.03% for the same period in 2001.

     The increase in loan expense was primarily due to the additional amortization of costs related to the unsecured line of credit renewal and the senior unsecured notes issued in 2001 and 2002.

     During the year ended December 31, 2002, it was determined that the projected undiscounted cash flows from three properties did not exceed their related net book values and impairment charges of $2,298,000 were recorded to reduce the properties to their estimated fair market values. The estimated fair market values of the properties were determined by offers to purchase received from third parties or estimated net sales proceeds.

     In April 2002, we purchased $35,000,000 of our outstanding senior unsecured notes that were due in 2003 and recorded a charge of $403,000 in connection with this early extinguishment. In September 2001, we purchased $7,750,000 of our outstanding unsecured senior notes that were due in 2002 and recorded a charge of $213,000 in connection with this early extinguishment.

     Other items were comprised of the following (dollars in thousands):

	Year ended		Change
	Dec. 31, 2002	Dec. 31, 2001	$	%
Gain (loss) on sales of properties	$(1,032)	$(1,250)	$218	-17%
Discontinued operations, net	6,973	7,783	(810)	-10%
Preferred dividends	(12,468)	(13,505)	1,037	-8%

Totals	$(6,527)	$(6,972)	$445	-6%

     During the years ended December 31, 2003, 2002 and 2001, we sold properties with carrying values of $61,316,000, $53,311,000 and $23,829,000 for net gains of $4,139,000, net losses of $1,032,000 and net losses of $1,250,000, respectively. During the six months ended June 30, 2004, we sold properties with carrying values of $33,808,000 for net gains of $1,129,000. In August 2001, the Financial Accounting Standards Board issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. We adopted the standard effective January 1, 2002. In accordance with Statement No. 144, we have reclassified the income and expenses attributable to the properties sold subsequent to January 1, 2002 to discontinued operations. These properties generated $6,973,000 and $7,783,000 of income after deducting depreciation and interest expense from rental revenue for the years ended December 31, 2002 and 2001, respectively.

     The decrease in preferred dividends is primarily due to the reduction in average outstanding preferred shares. During the year ended December 31, 2002, the holder of our Series C Cumulative Convertible Preferred Stock converted 900,000 shares into 878,000 shares of common stock, leaving 2,100,000 shares outstanding at December 31, 2002, as compared to 3,000,000 at December 31, 2001.

     As a result of the various factors mentioned above, net income available to common stockholders was $55,191,000, or $1.48 per diluted share, for 2002 as compared with $47,044,000, or $1.52 per diluted share, for 2001.

Critical Accounting Policies

     Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require us to make estimates and assumptions (see Note 1 to the consolidated financial statements). We believe that of our significant accounting policies, the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

     Revenue is recorded in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101”), as amended. SAB 101 requires that revenue be recognized after four basic criteria are met. These four criteria include persuasive evidence of an arrangement, the rendering of service, fixed and determinable income and reasonably assured collectibility. If the collectibility of revenue is determined incorrectly, the amount and timing of our reported revenue could be significantly affected. Interest income on loans is recognized as earned based upon the principal amount outstanding subject to an evaluation of collectibility risk. Operating lease income generally includes base rent payments plus fixed annual rent increases, which are recognized on a straight-line basis over the minimum lease period subject to an evaluation of collectibility risk. This lease income is greater than the amount of cash received during the first half of the lease term. In some instances, the leases provide for additional payment of rent if the gross operating revenues from the property exceed a predetermined threshold. Revenues are not recognized until those thresholds have been met.

Impairment of Long-Lived Assets

     The net book value of long-lived assets is reviewed quarterly on a property by property basis to determine if there are indicators of impairment. These indicators may include anticipated operating losses at the property level, the tenant’s inability to make rent payments, a decision to dispose of an asset before the end of its estimated useful life and changes in the market that may permanently reduce the value of the property. If indicators of impairment exist, then the undiscounted future cash flows from the most likely use of the property are compared to the current net book value. If the undiscounted cash flows are less than the net book value, an impairment loss would be recognized to the extent that the net book value exceeds the current fair market value. This analysis requires us to determine if indicators of impairment exist and to estimate the most likely stream of cash flows to be generated from the property during the period the property is expected to be held. If the projections or assumptions change in the future, we may be required to record an impairment charge and reduce the net book value of the property owned.

Allowance for Loan Losses

     The allowance for loan losses is maintained at a level believed adequate to absorb potential losses in our loans receivable. The determination of the allowance is based on a quarterly evaluation of these loans, including general economic conditions and estimated collectibility of loan payments and principal. We evaluate the collectibility of our loans receivable based on a combination of factors, including, but not limited to, delinquency status, historical loan charge-offs, financial strength of the borrower and guarantors and value of the underlying property. If such factors indicate that there is greater risk of loan charge-offs, additional allowances or placement on non-accrual status may be required. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due as scheduled according to the contractual terms of the original loan agreement. Consitent with this definition, all loans on non-accrual are deemed impaired. To the extent circumstances improve and the risk of collectibility is diminished, we will return these loans to full accrual status.

Depreciation and Useful Lives

     We compute depreciation on our properties using the straight-line method based on their estimated useful lives which range from 15 to 40 years for buildings and five to 15 years for improvements. A significant portion of the acquisition cost of each property is allocated to building (usually approximately 90%). The allocation of the acquisition cost to building and the determination of the useful life of a property are based on appraisals commissioned from independent real estate appraisal firms. If we do not allocate appropriately to the building or if we incorrectly estimate the useful life of our properties, the computation of depreciation will not appropriately reflect the carrying values of the properties over future periods.

Impact of Inflation

     During the past three years, inflation has not significantly affected our earnings because of the moderate inflation rate. Additionally, our earnings are primarily long-term investments with fixed rates of return. These investments are mainly financed with a combination of equity, senior unsecured notes and borrowings under our lines of credit arrangements. During inflationary periods, which generally are accompanied by rising interest rates, our ability to grow may be adversely affected because the yield on new investments may increase at a slower rate than new borrowing costs. Presuming the current inflation rate remains moderate and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financing.

Forward-Looking Statements and Risk Factors

     We have made and incorporated by reference statements in this Form 10-K that constitute “forward-looking statements” as that term is defined in the federal securities laws. These forward-looking statements concern:

•	the possible expansion of our portfolio;

•	the performance of our operators and properties;

•	our ability to enter into agreements with new viable tenants for properties which we take back from financially troubled tenants, if any;

•	our ability to make distributions;

•	our policies and plans regarding investments, financings and other matters;

•	our tax status as a real estate investment trust;

•	our ability to appropriately balance the use of debt and equity; and

•	our ability to access capital markets or other sources of funds.

     When we use words such as “believe,” “expect,” “anticipate,” “estimate” or similar expressions, we are making forward-looking statements. Forward-looking statements are not guaranties of future performance and involve risks and uncertainties. Our expected results may not be achieved and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to:

•	the status of the economy;

•	the status of capital markets, including prevailing interest rates;

•	changes in financing terms; and

•	the risks described below:

Risk factors related to our operators’ revenues and expenses

     Our skilled nursing and specialty care facility operators’ revenues are primarily driven by occupancy, Medicare and Medicaid reimbursement and private pay rates. Our assisted living facility operators’ revenues are primarily driven by occupancy and private pay rates. Expenses for these three types of facilities are primarily driven by the costs of labor, food, utilities, taxes, insurance and rent or debt service. Revenues from government reimbursement have, and may continue, to come under pressure due to reimbursement cuts and state budget shortfalls. Liability insurance and staffing costs continue to increase for our operators. To the extent that any decrease in revenues and/or any increase in operating expenses result in a facility not generating enough cash to make payments to us, the credit of our operator and the value of other collateral would have to be relied upon.

Risk factors related to operator bankruptcies

     We are exposed to the risk that our operators may not be able to meet the rent, principal and interest or other payments due us, which may result in an operator bankruptcy or insolvency, or that an operator might become subject to bankruptcy or insolvency proceedings for other reasons. Although our operating lease agreements provide us the right to evict an operator, demand immediate payment of rent and exercise other remedies, and our mortgage loans provide us the right to terminate any funding obligation, demand immediate repayment of principal and unpaid interest, foreclose on the collateral and exercise other remedies, the bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization. An operator in bankruptcy may be able to limit or delay our ability to collect unpaid rent in the case of a lease or to receive unpaid principal and interest in the case of a mortgage loan, and to exercise other rights and remedies.

     The receipt of liquidation proceeds or the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the facility or the replacement of the operator licensed to manage the facility. In addition, we may be required to fund certain expenses (e.g., real estate taxes and maintenance) to preserve the value of a facility, avoid the imposition of liens on a facility and/or to transition a facility to a new operator. In some instances, we have terminated our lease with an operator and relet the facility to another operator. In some of those situations, we provided working capital loans to and limited indemnification of the new operator. If we cannot transition a leased facility to a new operator, we may take possession of that facility, which may expose us to certain successor liabilities. Should such events occur, our revenue and operating cash flow may be adversely affected.

     On November 20, 2002, Doctors Community Health Care Corporation and five subsidiaries (“Doctors”) filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Columbia. Doctors stated that its bankruptcy filing was due to the bankruptcy of National Century Financial Enterprises and affiliates, which halted payments to health care providers, including Doctors. We have provided mortgage financing to Doctors in the form of a loan secured by the Pacifica Hospital of the Valley in Sun Valley, CA, and the other assets of the Pacifica of the Valley Corporation, one of the debtor subsidiaries. The outstanding principal balance of the loan was approximately $18,797,000 on December 31, 2003. Pursuant to procedures approved by the bankruptcy court, the assets of Doctors were the subject of an auction held on December 10 through December 16, 2003. At the conclusion of that auction, the debtors’ independent director declared certain members of Doctors’ management the winning bidder. Their bid contemplates a reorganization of Doctors and its subsidiaries with new equity and debt capitalization. The results of this auction are subject to bankruptcy court approval, which the debtors have stated they intend to seek in connection with a hearing on the confirmation of the debtors’ proposed plan of reorganization. Doctors anticipates that this hearing should occur in March or April 2004. Doctors did not make an interest payment for the twelve months ended December 31, 2003. We will not recognize any interest on the loan until payment is received.

     Alterra Healthcare Corporation (“Alterra”) filed for Chapter 11 bankruptcy protection on January 23, 2003 in the United States Bankruptcy Court for the District of Delaware. We have a master lease with Alterra for 45 assisted living facilities with a depreciated book value of $103,293,000 million at December 31, 2003. A joint venture between Fortress Investment Group LLC and Emeritus Corporation was the winning bidder at a bankruptcy auction held on July 17, 2003. The bankruptcy court confirmed Alterra’s plan of reorganization on November 26, 2003. In connection with confirmation of Alterra’s plan, our master lease was assumed and the acquisition of Alterra by the Fortress-Emeritus joint venture was approved. This transaction has closed. Alterra remained current on rental payments throughout the bankruptcy process.

Risk factors related to government regulations

     Our operators’ businesses are affected by government reimbursement and private payor rates. To the extent that any skilled nursing or specialty care facility receives a significant portion of its revenues from governmental payors, primarily Medicare and Medicaid, such revenues may be subject to statutory and regulatory changes, retroactive rate adjustments, recovery of program overpayments or set-offs, administrative rulings, policy interpretations, payment or other delays by fiscal intermediaries, government funding restrictions (at a program level or with respect to specific facilities) and interruption or delays in payments due to any ongoing governmental investigations and audits at such facility. In recent years, governmental payors have frozen or reduced payments to health care providers due to budgetary pressures. This trend in health care reimbursement will likely continue to be of paramount importance to federal and state authorities. We cannot make any assessment as to the ultimate timing or effect any future legislative reforms may have on the financial condition of the skilled nursing industry, the specialty care industry or on the health care industry in general. There can be no assurance that adequate reimbursement levels will continue to be available for services provided by any facility operator, whether the facility receives reimbursement from Medicare, Medicaid or private payors. Significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on an operator’s liquidity, financial condition and results of operations, which could adversely affect the ability of an operator to meet its obligations to us. See “Item 1 – Business – Certain Government Regulations – Reimbursement” above.

Risk factors related to liability claims and insurance costs

     Long-term care facility operators (assisted living and skilled nursing facilities) have experienced substantial increases in both the number and size of patient care liability claims in recent years, particularly in the states of Texas and Florida. As a result, general and professional liability costs have increased and may continue to increase. Nationwide, long-term care liability insurance rates are increasing because of large jury awards in states like Texas and Florida. Over the past two years, both Texas and Florida have adopted skilled nursing facility liability laws that modify or limit tort damages. Despite some of these reforms, the long-term care industry overall continues to experience very high general and professional liability costs. Insurance companies have responded to this claim crisis by severely restricting their capacity to write long-term care general and professional liability policies. No assurances can be given that the climate for long-term care general and professional liability insurance will improve in any of the foregoing states or any other states where the facility operators conduct business. Insurance companies may continue to reduce or stop writing general and professional liability policies for skilled nursing and assisted living facilities. Thus, general professional liability insurance coverage may be restricted or very costly, which may adversely affect the facility operators’ future operations, cash flows and financial condition, and may have a material adverse effect on the facility operators’ ability to meet their obligations to us.

Risk factors related to acquisitions

     We are exposed to the risk that our future acquisitions may not prove to be successful. We could encounter unanticipated difficulties and expenditures relating to any acquired properties, including contingent liabilities, and newly acquired properties might require significant management attention that would otherwise be devoted to our ongoing business. If we agree to provide construction financing to an operator and the project is not completed, we may need to take steps to ensure completion of the project or we could lose the property. Moreover, if we issue equity securities or incur additional debt, or both, to finance future acquisitions, it may reduce our per share financial results. These costs may negatively affect our results of operations.

Risk factors related to environmental laws

     Under various federal and state laws, owners or operators of real estate may be required to respond to the release of hazardous substances on the property and may be held liable for property damage, personal injuries or penalties that result from environmental contamination. These laws also expose us to the possibility that we become liable to reimburse the government for damages and costs it incurs in connection with the contamination. Generally, such liability attaches to a person based on the person’s relationship to the property. Our lessees or borrowers are primarily responsible for the condition of the property and since we are a passive landlord, we do not “participate in the management” of any property in which we have an interest. Moreover, we review environmental site assessments of the properties that we own or encumber prior to taking an interest in them. Those assessments are designed to meet the “all appropriate inquiry” standard, which qualifies us for the innocent purchaser defense if environmental liabilities arise. Based upon such assessments, we do not believe that any of our properties are subject to material environmental contamination. However, environmental liabilities may be present in our properties and we may incur costs to remediate contamination, which could have a material adverse effect on our business or financial condition.

Risk factors related to reinvestment of sale proceeds

     From time to time, we will have cash available from (1) the proceeds of sales of shares of our securities, (2) principal payments on our loans receivable and (3) the sale of properties, including non-elective dispositions, under the terms of master leases or similar financial support arrangements. We must re-invest these proceeds, on a timely basis, in health care investments or in qualified short-term investments. We compete for real estate investments with a broad variety of potential investors. This competition for attractive investments may negatively affect our ability to make timely investments on terms acceptable to us. Delays in acquiring properties may negatively impact revenues and perhaps our ability to increase our distributions to stockholders.

Risk factors related to our structure

     We are also subject to a number of risks on the corporate level. First, we might fail to qualify or remain qualified as a REIT. We intend to operate as a REIT under the Internal Revenue Code and believe we have and will continue to operate in such a manner. Since REIT qualification requires us to meet a number of complex requirements, it is possible that we may fail to fulfill them, and if we do, our earnings will be reduced by the amount of federal taxes owed. A reduction in our earnings would affect the amount we could distribute to our stockholders. Also, if we were not a REIT, we would not be required to make distributions to stockholders since a non-REIT is not required to pay dividends to stockholders amounting to at least 90% of its annual taxable income. See “Item 1 – Business – Taxation” for a discussion of the provisions of the Internal Revenue Code that apply to us and the effects of non-qualification.

     Second, our Second Restated Certificate of Incorporation and Amended and Restated By-Laws contain anti-takeover provisions (staggered board provisions, restrictions on share ownership and transfer, and super majority stockholder approval requirements for business combinations) that could make it more difficult for or even prevent a third party from acquiring us without the approval of our incumbent Board of Directors. Further, we have a “poison pill” rights plan that has anti-takeover effects. The rights plan, if triggered, would cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board of Directors. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of our common stock.

     Third, we are dependent on key personnel. Although we have entered into employment agreements with our executive officers, losing any one of them could, at least temporarily, have an adverse impact on our operations. We believe that losing more than one would have a material adverse impact on our business.

Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Directors
Health Care REIT, Inc.

     We have audited the accompanying consolidated balance sheets of Health Care REIT, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedules listed in the Index at Item 15 (a). These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Care REIT, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 9 to the consolidated financial statements, in 2003 the Company adopted the provisions of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation. As discussed in Note 16 to the consolidated financial statements, in 2002 the Company adopted the provisions of Financial Accounting Standards Board Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

/S/ ERNST & YOUNG LLP

Toledo, Ohio
January 16, 2004
except for Note 16, as to which the date is September 3, 2004

HEALTH CARE REIT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31
	2003	2002
	(In thousands)
ASSETS
Real estate investments:
Real property owned
Land	$166,408	$112,044
Buildings & improvements	1,712,868	1,288,520
Construction in progress	14,701	19,833

	1,893,977	1,420,397
Less accumulated depreciation	(152,440)	(113,579)

Total real property owned	1,741,537	1,306,818
Loans receivable
Real property loans	213,480	208,016
Subdebt investments	45,254	14,578

	258,734	222,594
Less allowance for losses on loans receivable	(7,825)	(4,955)

	250,909	217,639

Net real estate investments	1,992,446	1,524,457
Other assets:
Equity investments	3,299	7,494
Deferred loan expenses	10,331	9,291
Cash and cash equivalents	124,496	9,550
Receivables and other assets	52,159	43,318

	190,285	69,653

Total assets	$2,182,731	$1,594,110

LIABILITIES AND STOCKHOLDERS ‘ EQUITY
Liabilities:
Borrowings under unsecured lines of credit obligations	$0	$109,500
Senior unsecured notes	865,000	515,000
Secured debt	148,184	51,831
Accrued expenses and other liabilities	19,868	20,547

Total liabilities	1,033,052	696,878
Stockholders’ equity:
Preferred stock, $1.00 par value:	120,761	127,500
Authorized - 25,000,000 shares
Issued and outstanding - 4,830,444 shares in 2003 and 5,100,000 shares in 2002 at liquidation preference
Common stock, $1.00 par value:	50,298	40,086
Authorized - 125,000,000 shares
Issued - 50,376,551 shares in 2003 and 40,085,827 shares in 2002
Outstanding - 50,361,505 shares in 2003 and 40,085,827 shares in 2002
Capital in excess of par value	1,069,887	790,838
Treasury stock	(523)
Cumulative net income	660,446	580,496
Cumulative dividends	(749,166)	(638,085)
Accumulated other comprehensive income	1	(170)
Other equity	(2,025)	(3,433)

Total stockholders’ equity	1,149,679	897,232

Total liabilities and stockholders’ equity	$2,182,731	$1,594,110

See accompanying notes

HEALTH CARE REIT, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31
	2003	2002	2001
	(In thousands, except per share data)
Revenues:
Rental income	$172,807	$121,577	$80,768
Interest income	20,768	26,525	31,294
Transaction fees and other income	3,759	2,802	3,848
Prepayment fees			990

	197,334	150,904	116,900
Expenses:
Interest expense	52,962	38,334	27,362
Provision for depreciation	49,674	35,113	24,456
General and administrative	11,483	9,665	8,078
Loan expense	2,921	2,373	1,775
Impairment of assets	2,792	2,298
Loss on extinguishment of debt		403	213
Provision for loan losses	2,870	1,000	1,000

	122,702	89,186	62,884

Income from continuing operations	74,632	61,718	54,016
Discontinued operations:
Net gain (loss) on sales of properties	4,139	(1,032)	(1,250)
Income from discontinued operations, net	3,969	6,973	7,783

	8,108	5,941	6,533
Net income	82,740	67,659	60,549
Preferred stock dividends	9,218	12,468	13,505
Preferred stock redemption charge	2,790

Net income available to common stockholders	$70,732	$55,191	$47,044

Average number of common shares outstanding:
Basic	43,572	36,702	30,534
Diluted	44,201	37,301	31,027
Earnings per share:
Basic:
Income from continuing operations available to common stockholders	$1.43	$1.34	$1.33
Discontinued operations, net	0.19	0.16	0.21

Net income available to common stockholders	$1.62	$1.50	$1.54
Diluted:
Income from continuing operations and after preferred stock dividends	$1.42	$1.32	$1.31
Discontinued operations, net	0.18	0.16	0.21

Net income available to common stockholders	$1.60	$1.48	$1.52

See accompanying notes

HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

			Capital In
	Preferred	Common	Excess of	Treasury	Cumulative
	Stock	Stock	Par Value	Stock	Net Income
		(In thousands, except per share data)
Balances at January 1, 2001	$150,000	$28,806	$528,138	$0	$452,288
Comprehensive income:
Net income					60,549
Other comprehensive income:
Unrealized loss on equity investments
Foreign currency translation adjustment
Total comprehensive income
Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans, net of forfeitures		484	10,070
Restricted stock amortization
Net proceeds from sale of common stock		3,450	70,734
Cash dividends:
Common stock-$2.335 per share
Preferred stock, Series B- $2.22 per share
Preferred stock, Series C- $2.27 per share

Balances at December 31, 2001	150,000	32,740	608,942	0	512,837
Comprehensive income:
Net income					67,659
Other comprehensive income:
Unrealized loss on equity investments
Foreign currency translation adjustment
Total comprehensive income
Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans , net of forfeitures		1,182	25,373
Restricted stock amortization
Net proceeds from sale of common stock		5,286	134,901
Conversion of preferred stock	(22,500)	878	21,622
Cash dividends:
Common stock-$2.34 per share
Preferred stock, Series B- $2.22 per share
Preferred stock, Series C- $2.28 per share

Balances at December 31, 2002	127,500	40,086	790,838	0	580,496
Comprehensive income:
Net income					82,740
Other comprehensive income:
Unrealized loss on equity investments
Foreign currency translation adjustment
Total comprehensive income
Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans , net of forfeitures		2,725	75,649	(523)
Restricted stock amortization
Option compensation expense
Proceeds from issuance of preferred stock	126,500		(3,150)
Redemption of preferred stock	(75,000)		2,790		(2,790)
Net proceeds from sale of common stock		5,263	147,745
Conversion of preferred stock	(58,239)	2,224	56,015
Cash dividends:
Common stock-$2.34 per share
Preferred stock, Series B- $2.22 per share
Preferred stock, Series C- $2.25 per share
Preferred stock, Series D-$1.97 per share
Preferred stock, Series E-$1.50 per share

Balances at December 31, 2003	$120,761	$50,298	$1,069,887	$(523)	$660,446

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Accumulated
		Other
	Cumulative	Comprehensive	Other
	Dividends	Income	Equity	Total
	(In thousands, except per share data)
Balances at January 1, 2001	$(455,676)	$(744)	$(4,205)	$698,607
Comprehensive income:
Net income				60,549
Other comprehensive income:
Unrealized loss on equity investments		(52)		(52)
Foreign currency translation adjustment		(127)		(127)

Total comprehensive income				60,370

Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans, net of forfeitures			(1,739)	8,815
Restricted stock amortization			1,164	1,164
Net proceeds from sale of common stock				74,184
Cash dividends:
Common stock-$2 .335 per share	(71,765)			(71,765)
Preferred stock, Series B- $2.22 per share	(6,656)			(6,656)
Preferred stock, Series C- $2.27 per share	(6,849)			(6,849)

Balances at December 31, 2001	(540,946)	(923)	(4,780)	757,870
Comprehensive income:
Net income				67,659
Other comprehensive income:
Unrealized loss on equity investments		(66)		(66)
Foreign currency translation adjustment		819		819

Total comprehensive income				68,412

Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans, net of forfeitures			(208)	26,347
Restricted stock amortization			1,555	1,555
Net proceeds from sale of common stock				140,187
Conversion of preferred stock				0
Cash dividends:
Common stock-$2.34 per share	(84,671)			(84,671)
Preferred stock, Series B- $2.22 per share	(6,656)			(6,656)
Preferred stock, Series C- $2.28 per share	(5,812)			(5,812)

Balances at December 31, 2002	(638,085)	(170)	(3,433)	897,232
Comprehensive income:
Net income				82,740
Other comprehensive income:
Unrealized loss on equity investments		(11)		(11)
Foreign currency translation adjustment		182		182

Total comprehensive income				82,911

Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans, net of forfeitures			53	77,904
Restricted stock amortization			1,182	1,182
Option compensation expense			173	173
Proceeds from issuance of preferred stock				123,350
Redemption of preferred stock				(75,000)
Net proceeds from sale of common stock				153,008
Conversion of preferred stock				0
Cash dividends:
Common stock-$2.34 per share	(101,863)			(101,863)
Preferred stock, Series B- $2.22 per share	(3,605)			(3,605)
Preferred stock, Series C- $2.2 5 per share	(1,439)			(1,439)
Preferred stock, Series D-$1.9 7 per share	(3,784)			(3,784)
Preferred stock, Series E-$1.50 per share	(390)			(390)

Balances at December 31, 2003	$(749,166)	$1	$(2,025)	$1,149,679

See accompanying notes

HEALTH CARE REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2003	2002	2001
	(In thousands)
Operating activities
Net income	$82,740	$67,659	$60,549
Adjustments to reconcile net income to net cash provided from operating activities:
Provision for depreciation	52,870	40,350	30,464
Amortization	3,957	3,928	2,977
Provision for loan losses	2,870	1,000	1,000
Impairment of assets	2,792	2,298
Transaction fees earned greater than cash received		(1,530)	(1,039)
Rental income in excess of cash received	(14,928)	(9,256)	(6,614)
Equity in (earnings) losses of affiliated companies	(270)	(15)	(332)
(Gain) loss on sales of properties	(4,139)	1,032	1,250
Increase (decrease) in accrued expenses and other liabilities	(679)	1,320	3,249
Decrease (increase) in receivables and other assets	4,308	(1,419)	(2,822)

Net cash provided from (used in) operating activities	129,521	105,367	88,682
Investing activities
Investment in real property	(410,413)	(409,706)	(147,081)
Investment in loans receivable and subdebt investments	(105,655)	(88,516)	(48,284)
Other investments, net of payments	4,637	(228)	(913)
Principal collected on loans receivable and subdebt investments	57,081	92,970	94,337
Proceeds from sales of properties	65,455	52,279	22,579
Other	149	(229)	(262)

Net cash provided from (used in) investing activities	(388,746)	(353,430)	(79,624)
Financing activities
Net increase (decrease) under unsecured lines of credit arrangements	(109,500)	109,500	(119,900)
Proceeds from issuance of senior unsecured notes and secured debt	350,000	150,000	175,000
Principal payments on senior unsecured notes		(47,250)	(17,750)
Principal payments on secured debt	(4,891)	(29,383)	(31,090)
Net proceeds from the issuance of common stock	231,435	166,534	82,999
Net proceeds from the issuance of preferred stock	96,850
Redemption of preferred stock	(75,000)
Decrease (increase) in deferred loan expense	(3,642)	(4,475)	(6,065)
Cash distributions to stockholders	(111,081)	(97,139)	(85,270)

Net cash provided from (used in) financing activities	374,171	247,787	(2,076)

Increase (decrease) in cash and cash equivalents	114,946	(276)	6,982
Cash and cash equivalents at beginning of year	9,550	9,826	2,844

Cash and cash equivalents at end of year	$124,496	$9,550	$9,826

Supplemental cash flow information-interest paid	$50,698	$39,466	$29,014

See accompanying notes

HEALTH CARE REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Accounting Policies and Related Matters

Industry

     We are a self-administered, equity real estate investment trust that invests primarily in long-term care facilities, which include skilled nursing and assisted living facilities. We also invest in specialty care facilities.

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and our wholly owned subsidiaries after the elimination of all significant intercompany accounts and transactions.

Use of Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents consist of all highly liquid investments with an original maturity of three months or less.

Loans Receivable

     Loans receivable consist of mortgage loans, construction loans, working capital loans and subdebt investments. Interest income on loans is recognized as earned based upon the principal amount outstanding subject to an evaluation of collectibility risks. The mortgage loans are primarily collateralized by a first or second mortgage lien or leasehold mortgage on or assignment of partnership interest in the related facilities. The working capital loans are generally secured by interests in receivables and corporate guaranties. Subdebt investments represent debt instruments to operators of facilities that have been financed by us. These obligations are generally secured by the operator’s leasehold rights and corporate guaranties.

Real Property Owned

     Real property owned consists of land, buildings and improvements owned by us. The allocation of the acquisition costs of properties is based on appraisals commissioned from independent real estate appraisal firms. Substantially all of the properties owned by us are leased under operating leases and are recorded at cost. These properties are depreciated on a straight-line basis over their estimated useful lives which range from 15 to 40 years for buildings and five to 15 years for improvements. The net book value of long-lived assets is reviewed quarterly on a property by property basis to determine if facts and circumstances suggest that the assets may be impaired or that the depreciable life may need to be changed. We consider external factors relating to each asset. If these external factors and the projected undiscounted cash flows of the asset over the remaining depreciation period indicate that the asset will not be recoverable, the carrying value will be adjusted to the estimated fair market value. The leases generally extend for a minimum seven-year period and provide for payment of all taxes, insurance and maintenance by the tenants. In general, operating lease income includes base rent payments plus fixed annual rent increases, which are recognized on a straight-line basis over the minimum lease period subject to an evaluation of collectibility risks. This income is greater than the amount of cash received during the first half of the lease term.

Capitalization of Construction Period Interest

     We capitalize interest costs associated with funds used to finance the construction of properties owned directly by us. The amount capitalized is based upon the balance outstanding during the construction period using the rate of interest which approximates our cost of financing.

     We capitalized interest costs of $1,535,000, $170,000, and $841,000, during 2003, 2002 and 2001, respectively, related to construction of real property owned by us. Our interest expense reflected in the consolidated statements of income has been reduced by the amounts capitalized.

Deferred Loan Expenses

     Deferred loan expenses are costs incurred by us in connection with the issuance and amendments of short-term and long-term debt. We amortize these costs over the term of the debt using the straight-line method, which approximates the interest yield method.

HEALTH CARE REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Allowance for Loan Losses

     The allowance for loan losses is maintained at a level believed adequate to absorb potential losses in our loans receivable. The determination of the allowance is based on a quarterly evaluation of these loans, including general economic conditions and estimated collectibility of loan payments. We evaluate the collectibility of our loans receivable based on a combination of factors, including, but not limited to, delinquency status, historical loan charge-offs, financial strength of the borrower and guarantors and value of the underlying property. If such factors indicate that there is greater risk of loan charge-offs, additional allowances or placement on non-accrual status may be required. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due as scheduled according to the contractual terms of the original loan agreement. Consitent with this definition, all loans on non-accrual are deemed impaired. At December 31, 2003, we had loans with outstanding balances of $30,523,000 on non-accrual status ($15,311,000 at December 31, 2002). A significant portion of this balance relates to our mortgage loan with Doctors Community Health Care Corporation. To the extent circumstances improve and the risk of collectibility is diminished, we will return these loans to full accrual status.

Equity Investments

     We had an investment in Atlantic Healthcare Finance L.P., a property group that specializes in the financing, through sale and leaseback transactions, of nursing and care homes located in the United Kingdom. This investment was accounted for using the equity method of accounting because we had the ability to exercise significant influence, but not control, over the investee due to our 31% ownership interest. In October 2003, we sold our investment in Atlantic Healthcare Finance L.P. generating a net gain of $902,000.

     Other equity investments, which consist of investments in private and public companies for which we do not have the ability to exercise influence, are accounted for under the cost method. Under the cost method of accounting, investments in private companies are carried at cost and are adjusted only for other-than-temporary declines in fair value, distributions of earnings and additional investments. For investments in public companies that have readily determinable fair market values, we classify our equity investments as available-for-sale and, accordingly, record these investments at their fair market values with unrealized gains and losses included in accumulated other comprehensive income, a separate component of stockholders’ equity. These investments represent a minimal ownership interest in these companies.

Foreign Currency Translation

     For our investment in Atlantic Healthcare Finance L.P., the functional currency was the local currency. The income and expenses of the entity were translated into U.S. dollars using the average exchange rates for the reporting period to derive our equity earnings. Translation adjustments were recorded in accumulated other comprehensive income, a separate component of stockholders’ equity.

Transaction Fees

     Transaction fees are earned by us for our agreement to provide direct and standby financing to, and credit enhancement for, owners and operators of health care facilities. We amortize transaction fees over the initial fixed term of the lease, the loan or the construction period related to such investments.

Federal Income Tax

     No provision has been made for federal income taxes since we have elected to be treated as a real estate investment trust under the applicable provisions of the Internal Revenue Code, and we believe that we have met the requirements for qualification as such for each taxable year. See Note 11.

Net Income Per Share

     Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of shares outstanding for the period adjusted for non-vested shares of restricted stock. The computation of diluted earnings per share is similar to basic earnings per share, except that the number of shares is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

Accumulated Other Comprehensive Income

     Accumulated other comprehensive income includes unrealized gains or losses on our equity investments ($1,000 and $12,000 at December 31, 2003 and 2002, respectively) and foreign currency translation adjustments ($0 and

HEALTH CARE REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

($182,000) at December 31, 2003 and 2002, respectively). These items are included as components of stockholders’ equity.

New Accounting Standards

     In April 2002, the Financial Accounting Standards Board (FASB) issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections. Statement 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement 4. Extraordinary treatment will be required for certain extinguishments as provided in APB Opinion No. 30. Statement 145 is effective for fiscal years beginning after December 15, 2002. We adopted the standard effective January 1, 2003.

     Effective January 1, 2003, we commenced recognizing compensation expense for employee stock options in accordance with Statement 123 on a prospective basis. See Note 9.

     In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51 (the Interpretation). The Interpretation requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Currently, entities are generally consolidated by an enterprise that has a controlling financial interest through ownership of a majority voting interest in the entity. The Interpretation is effective for financial statements issued for the first period ending after March 15, 2004. We are currently evaluating the effects, if any, of the issuance of the Interpretation.

     In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. Statement 150 requires that certain financial instruments be classified as liabilities (or assets in certain circumstances) rather than as equity. Statement 150 is effective at the beginning of the first interim period beginning after June 15, 2003. We adopted the standard effective July 1, 2003 and have determined that none of our financial instruments are impacted by Statement 150.

     Emerging Issues Task Force (EITF) Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock, provides, among other things, that any excess of (1) the fair value of the consideration transferred to the holders of preferred stock redeemed over (2) the carrying amount of the preferred stock should be subtracted from net earnings to determine net income available to common stockholders in the calculation of earnings per share. At the July 31, 2003 meeting of the EITF, the Securities and Exchange Commission Observer clarified that for purposes of applying EITF Topic D-42, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock, regardless of where in the stockholders’ equity section those costs were initially classified upon issuance. On July 15, 2003, we redeemed all 3,000,000 shares of our 8.875% Series B Cumulative Redeemable Preferred Stock. The costs to issue these securities were recorded as a reduction to paid-in capital, and to implement the clarified accounting pronouncement, we recorded a non-cash, non-recurring charge of $2,790,000, or $0.06 per diluted share, in the third quarter of 2003 to reduce net income available to common stockholders.

2. Loans Receivable

     The following is a summary of loans receivable (in thousands):

	December 31
	2003	2002
Mortgage loans	$163,869	$178,942
Mortgage loans to related parties	270	819
Construction loans	164
Working capital loans	49,177	28,255
Subdebt investments	45,254	14,578

Totals	$258,734	$222,594

     Loans to related parties (an entity whose ownership includes one Company director) included above are at rates comparable to other third-party borrowers equal to or greater than our net interest cost on borrowings to support such loans. The amount of interest income and commitment fees from related parties amounted to $36,000, $59,000, and $108,000 for 2003, 2002 and 2001, respectively.

HEALTH CARE REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

     The following is a summary of mortgage loans at December 31, 2003:

Final	Number		Principal
Payment	of		Amount at	Carrying
Due	Loans	Payment Terms	Inception	Amount
			(In thousands)
2002	1	Monthly payments of $200,971, including interest of 12.83%	$21,500	$18,797
2005	6	Monthly payments from $19,396 to $63,548, including interest from 10.50% to 13.04%	13,913	18,313
2006	11	Monthly payments from $1,355 to $250,000, including interest from 1.98% to 12.93%	46,429	45,248
2007	3	Monthly payments from $50,899 to $130,182, including interest from 10.78% to 15.21%	13,034	20,659
2008	2	Monthly payments from $2,385 to $95,917, including interest from 11.50% to 15.61%	7,210	7,393
2009	7	Monthly payments from $1,466 to $37,487, including interest from 6.50% to 10.90%	32,149	25,410
2012	1	Monthly payments of $114,565, including interest of 10.825%	12,700	12,700
2013	1	Monthly payments of $17,352, including interest of 12.17%	185	1,711
2015	1	Monthly payments of $2,061, including interest of 9.00%	154	275
2016	2	Monthly payments from $6,573 to $28,761, including interest of 10.00%	4,045	4,240
2017	1	Monthly payments of $23,269, including interest of 8.11%	907	3,443
2018	1	Monthly payments of $55,077, including interest of 10.65%	7,000	5,950

		Totals	$159,226	$164,139

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

3.	Real Property Owned

     The following table summarizes certain information about our real property owned as of December 31, 2003 (dollars in thousands):

	Number of		Building &	Total	Accumulated
	Facilities	Land	Improvements	Investment	Depreciation
Assisted Living Facilities:
Arizona	6	$3,684	$41,900	$45,584	$2,243
California	8	8,420	53,553	61,973	3,131
Colorado	1	940	3,721	4,661	184
Connecticut	5	6,040	40,578	46,618	3,546
Florida	18	8,103	86,352	94,455	13,232
Georgia	5	4,336	28,446	32,782	4,853
Idaho	4	1,675	29,615	31,290	524
Illinois	1	670	6,780	7,450	351
Indiana	13	2,891	61,732	64,623	9,228
Kentucky	1	490	7,610	8,100	102
Louisiana	1	1,100	10,161	11,261	1,948
Maryland	7	4,600	62,950	67,550	7,429
Massachusetts	5	4,860	51,421	56,281	1,405
Mississippi	2	1,080	13,470	14,550	355
Montana	2	910	7,282	8,192	802
Nevada	3	2,086	26,235	28,321	4,386
New Jersey	3	2,040	16,841	18,881	2,118
New York	3	2,390	21,982	24,372	690
North Carolina	42	18,133	184,153	202,286	8,273
Ohio	8	3,214	35,208	38,422	4,360
Oklahoma	16	1,928	24,346	26,274	5,044
Oregon	4	1,767	16,249	18,016	1,422
Pennsylvania	4	1,951	17,313	19,264	2,258
South Carolina	8	4,972	37,919	42,891	2,179
Tennessee	6	2,376	17,336	19,712	1,755
Texas	16	9,046	61,664	70,710	8,993
Utah	1	1,060	6,142	7,202	487
Virginia	5	2,624	27,378	30,002	745
Washington	6	5,000	27,676	32,676	844
Wisconsin	1	420	4,006	4,426	210
Construction in progress	2			14,701

Total Assisted Living Facilities	207	108,806	1,030,019	1,153,526	93,097
Skilled Nursing Facilities:
Alabama	7	2,910	37,909	40,819	583
Arizona	1	180	3,989	4,169	743
California	1	1,460	3,942	5,402	1,046
Colorado	1	370	6,051	6,421	1,103
Florida	9	4,382	59,034	63,416	10,002
Georgia	2	2,190	9,392	11,582	156
Idaho	3	2,010	20,662	22,672	3,486
Illinois	4	1,110	22,346	23,456	2,247
Kentucky	3	1,160	15,515	16,675	700
Maryland	1	390	4,010	4,400	121
Massachusetts	15	11,438	126,568	138,006	12,257
Mississippi	8	1,385	29,691	31,076	612
Missouri	3	1,247	23,133	24,380	1,020
Ohio	5	4,286	62,592	66,878	5,000
Oklahoma	1	470	5,673	6,143	981
Oregon	1	300	5,316	5,616	935
Pennsylvania	4	869	19,174	20,043	3,906
Tennessee	15	6,480	82,250	88,730	4,323
Texas	4	2,000	25,948	27,948	951
Virginia	2	1,891	7,312	9,203	261

Total Skilled Nursing Facilities	90	46,528	570,507	617,035	50,433
Specialty Care Facilities:
Florida	1	979		979
Illinois	1	3,650	12,960	16,610	233
Massachusetts	4	3,425	71,937	75,362	8,554
Ohio	1	3,020	27,445	30,465	123

Total Specialty Care Facilities	7	11,074	112,342	123,416	8,910

Total Real Property Owned	304	$166,408	$1,712,868	$1,893,977	$152,440

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

     At December 31, 2003, future minimum lease payments receivable under operating leases are as follows (in thousands):

2004	$188,459
2005	193,010
2006	197,716
2007	202,742
2008	207,804
Thereafter	1,748,369

Totals	$2,738,100

     We purchased $12,433,000, $33,972,000 and $13,683,000 of real property that had previously been financed by the Company with loans in 2003, 2002 and 2001, respectively. We converted $36,794,000 of completed construction projects into operating lease properties in 2003. We acquired properties which included the assumption of mortgages totaling $101,243,000 and $2,248,000 in 2003 and 2002, respectively. These non-cash activities are appropriately not reflected in the accompanying statements of cash flows.

     During the year ended December 31, 2003, it was determined that the projected undiscounted cash flows from a property did not exceed its related net book value and an impairment charge of $2,792,000 was recorded to reduce the property to its estimated fair market value. The estimated fair market value of the property was determined by an independent appraisal. During the year ended December 31, 2002, it was determined that the projected undiscounted cash flows from three properties did not exceed their related net book values and impairment charges of $2,298,000 were recorded to reduce the properties to their estimated fair market values. The estimated fair market values of the properties were determined by offers to purchase received from third parties or estimated net sales proceeds.

4.	Concentration of Risk

     As of December 31, 2003, long-term care facilities, which include skilled nursing and assisted living facilities, comprised 92% (92% at December 31, 2002) of our real estate investments and were located in 33 states. Investments in assisted living facilities comprised 60% (57% at December 31, 2002) of our real estate investments. The following table summarizes certain information about our operator concentration as of December 31, 2003 (dollars in thousands):

	Number of	Total	Percent of
	Facilities	Investment (1)	Investment (2)
Concentration by investment:
Emeritus Corporation	30	$232,018	12%
Southern Assisted Living, Inc.	46	211,633	11%
Commonwealth Communities L.L.C.	14	200,127	10%
Home Quality Management, Inc.	25	143,113	7%
Life Care Centers of America, Inc.	17	120,810	6%
Remaining Operators (42)	196	1,095,765	54%

Totals	328	$2,003,466	100%

	Number of	Total	Percent of
	Facilities	Revenues (3)	Revenue (4)
Concentration by revenue:
Commonwealth Communities L.L.C.	14	$26,592	13%
Home Quality Management, Inc.	25	14,886	7%
Life Care Centers of America, Inc.	17	14,525	7%
Merrill Gardens L.L.C.	12	14,397	7%
Alterra Healthcare Corporation	45	14,293	7%
Remaining Operators (42)	215	122,221	59%

Totals	328	$206,914	100%

(1)	Investments include real estate investments and credit enhancements which amounted to $2,000,271,000 and $3,195,000, respectively.

(2)	Investments with top five operators comprised 45% of total investments at December 31, 2002.

(3)	Revenues include gross revenues and revenues from discontinued operations for the year ended December 31, 2003.

(4)	Revenues from top five operators were 43% and 40% for the years ended December 31, 2002 and 2001, respectively.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

5.	Allowance for Loan Losses

     The following is a summary of the allowance for loan losses (in thousands):

	Year Ended December 31
	2003	2002	2001
Balance at beginning of year	$4,955	$6,861	$5,861
Provision for loan losses	2,870	1,000	1,000
Charge-offs		(2,906)

Balance at end of year	$7,825	$4,955	$6,861

6.	Borrowings Under Lines of Credit Arrangements and Related Items

     We have an unsecured credit arrangement with a consortium of eight banks providing for a revolving line of credit (“revolving credit”) in the amount of $310,000,000, which expires on May 15, 2006. The agreement specifies that borrowings under the revolving credit are subject to interest payable in periods no longer than three months on either the agent bank’s prime rate of interest or 1.3% over LIBOR interest rate, at our option (2.43% at December 31, 2003). In addition, we pay a commitment fee based on an annual rate of 0.325% and an annual agent’s fee of $50,000. Principal is due upon expiration of the agreement. We have another unsecured line of credit arrangement with a bank for a total of $30,000,000, which expires May 31, 2004. Borrowings under this line of credit are subject to interest at either the bank’s prime rate of interest or 2.00% over LIBOR interest rate, at our option (4.00% at December 31, 2003) and are due on demand.

     The following information relates to aggregate borrowings under the unsecured lines of credit arrangements (in thousands, except percentages):

	Year Ended December 31
	2003	2002	2001
Balance outstanding at December 31	$0	$109,500	$0
Maximum amount outstanding at any month end	156,900	130,000	140,800
Average amount outstanding (total of daily principal balances divided by days in year)	64,420	69,180	66,217
Weighted average interest rate (actual interest expense divided by average borrowings outstanding)	4.46%	4.58%	7.67%

7. Senior Unsecured Notes and Secured Debt

     We have $865,000,000 of senior unsecured notes with annual interest rates ranging from 6.00% to 8.17%.

     We have 30 mortgage loans totaling $148,184,000, collateralized by health care facilities with annual interest rates ranging from 6.18% to 12.00%. The carrying values of the health care properties securing the mortgage loans totaled $219,575,000 at December 31, 2003.

     We have a $60,000,000 secured line of credit with interest at the lender’s prime rate or 2.0% over LIBOR, at our option, with a floor of 7.0% (7.0% at December 31, 2003) that expires in February 2004. We do not intend to renew or replace this secured facility.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

     Our debt agreements contain various covenants, restrictions and events of default. Among other things, these provisions require us to maintain certain financial ratios and minimum net worth and impose certain limits on our ability to incur indebtedness, create liens and make investments or acquisitions.

     At December 31, 2003, the annual principal payments on these long-term obligations are as follows (in thousands):

	Senior	Secured Line	Mortgage
	Unsecured Notes	of Credit	Loans	Totals
2004	$40,000	$0	$5,828	$45,828
2005			2,522	2,522
2006	50,000		2,703	52,703
2007	175,000		14,709	189,709
2008	100,000		9,879	109,879
2009			12,938	12,938
2010			8,948	8,948
Thereafter	500,000		90,657	590,657

Totals	$865,000	$0	$148,184	$1,013,184

8. Stock Incentive Plans and Retirement Arrangements

     Our 1995 Stock Incentive Plan authorizes up to 4,024,673 shares of common stock to be issued at the discretion of the Board of Directors. The 1995 Plan replaced the 1985 Incentive Stock Option Plan. The options granted under the 1985 Plan continue to vest through 2005 and expire ten years from the date of grant. Our officers and key salaried employees are eligible to participate in the 1995 Plan. The 1995 Plan allows for the issuance of stock options, restricted stock grants and Dividend Equivalency Rights. There were no Dividend Equivalency Rights outstanding under the 1995 Plan for any of the years presented. In addition, we have a Stock Plan for Non-Employee Directors, which authorizes up to 432,000 shares to be issued.

     The following summarizes the activity in the plans for the years ended December 31 (shares in thousands):

	Year ended December 31
	2003		2002		2001
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
Stock Options	Shares	Price	Shares	Price	Shares	Price
Options at beginning of year	1,606	$21.99	2,387	$21.23	2,003	$20.34
Options granted	340	25.82	40	27.17	515	23.89
Options exercised	(420)	20.95	(821)	20.54	(111)	18.63
Options terminated	(23)	22.35			(20)	17.73

Options at end of year	1,503	$23.15	1,606	$21.99	2,387	$21.23

Options exercisable at end of year	817	$22.69	838	$21.98	1,161	$21.27
Weighted average fair value of options granted during the year		$1.74		$2.10		$1.43

     Vesting periods for options and restricted shares range from six months for directors to five years for officers and key salaried employees. Options expire ten years from the date of grant. We granted 110,000, 8,000, and 75,750 restricted shares during 2003, 2002 and 2001, respectively, including 12,000, 8,000, and 8,000 shares for directors in 2003, 2002 and 2001, respectively. Expense, which is recognized as the shares vest based on the market value at the date of the award, totaled $1,984,000, $1,555,000 and $1,164,000, in 2003, 2002 and 2001, respectively.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

     The following table summarizes information about stock options outstanding at December 31, 2003 (shares in thousands):

	Options Outstanding			Options Exercisable
			Weighted
Range of Per		Weighted	Average		Weighted
Share Exercise	Number	Average	Remaining	Number	Average
Prices	Outstanding	Exercise Price	Contract Life	Exercisable	Exercise Price
$16-$20	392	$17.60	6.8	265	$17.76
$20-$25	585	24.26	7.2	320	24.13
$25-$30	526	26.04	8.3	232	26.31

Totals	1,503	$23.15	7.5	817	$22.69

     We have a 401(k) Profit Sharing Plan and Money Purchase Pension Plan (“the Plans”) covering all eligible employees. Under the Plans, eligible employees may make contributions, and we may make matching contributions and a profit sharing contribution. Our contributions to these Plans totaled $206,000, $184,000 and $175,000 in 2003, 2002 and 2001, respectively.

     We have a non-qualified senior executive retirement plan designed to provide pension benefits for certain officers. Pension benefits are based on compensation and length of service and the plan is unfunded. The accrued liability for the plan was $412,000 at December 31, 2003 ($206,000 at December 31, 2002).

9. Other Equity

     Other equity consists of the following (in thousands):

	December 31
	2003	2002	2001
Accumulated compensation expense related to stock options	$173	$0	$0
Unamortized restricted stock	(2,198)	(3,433)	(4,780)

Totals	$(2,025)	$(3,433)	$(4,780)

     Unamortized restricted stock represents the unamortized value of restricted stock granted to employees and directors. Expense, which is recognized as the shares vest based on the market value at the date of the award, totaled $1,182,000, $1,555,000 and $1,164,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

     In December 2002, the Financial Accounting Standards Board issued Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which we are required to adopt for fiscal years beginning after December 15, 2002, with transition provisions for certain matters. Statement 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, Statement 148 amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Effective January 1, 2003, we commenced recognizing compensation expense in accordance with Statement 123 on a prospective basis. Accumulated option compensation expense represents the amount of amortized compensation costs related to stock options awarded to employees and directors in 2003.

     The following table illustrates the effect on net income available to common stockholders if we had applied the fair value recognition provisions of Statement 123 to stock-based compensation for options granted since 1995 but prior to adoption at January 1, 2003 (in thousands, except per share data):

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Year Ended December 31
	2003	2002	2001
Numerator:
Net income available to common stockholders - as reported	$70,732	$55,191	$47,044
Deduct: Additional stock-based employee compensation expense determined under fair value based method for all awards	405	539	465

Net income available to common stockholders - pro forma	$70,327	$54,652	$46,579

Denominator:
Basic weighted average shares - as reported and pro forma	43,572	36,702	30,534
Effect of dilutive securities:
Employee stock options - pro forma	388	394	178
Non-vested restricted shares	202	162	255

Dilutive potential common shares	590	556	433

Diluted weighted average shares - pro forma	44,162	37,258	30,967

Net income available to common stockholders per share - as reported
Basic	$1.62	$1.50	$1.54
Diluted	1.60	1.48	1.52
Net income available to common stockholders per share - pro forma
Basic	1.61	1.49	1.53
Diluted	1.59	1.47	1.50

     The fair value of each option grant is estimated on the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	2003	2002	2001
Dividend yield	9.1%	8.0%	9.3%
Expected volatility	25.2%	24.3%	24.3%
Risk-free interest rate	3.73%	3.44%	3.44%
Expected life (in years)	7	7	7
Weighted-average fair value	$1.74	$2.10	$1.43

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

10. Preferred Stock

     In January 1999, we sold 3,000,000 shares of Series C Cumulative Convertible Preferred Stock. These shares had a liquidation value of $25.00 per share and paid dividends equivalent to the greater of (i) the annual dividend rate of $2.25 per share (a quarterly dividend rate of $0.5625 per share); or (ii) the quarterly dividend then payable per common share on an as converted basis. The preferred shares were convertible into common stock at a conversion price of $25.625 per share. We had the right to redeem the preferred shares after five years. During the year ended December 31, 2003, the holder of our Series C Cumulative Convertible Preferred Stock converted 2,100,000 shares into 2,049,000 shares of common stock. At December 31, 2003, the Series C Cumulative Convertible Preferred Stock has been fully converted into common stock.

     In July 2003, we closed a public offering of 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock. These shares have a liquidation value of $25.00 per share. Dividends are payable quarterly in arrears. The preferred stock, which has no stated maturity, may be redeemed by us at par plus accrued and unpaid dividends thereon to the redemption date on or after July 9, 2008. A portion of the proceeds from this offering were used to redeem all 3,000,000 shares of our 8.875% Series B Cumulative Redeemable Preferred Stock on July 15, 2003, at a redemption price of $25.00 per share plus accrued and unpaid dividends.

     In September 2003, we issued 1,060,000 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock as partial consideration for an acquisition of assets by the Company, with the shares valued at $26,500,000 for such purposes. The shares were issued to Southern Assisted Living, Inc. and certain of its stockholders without registration in reliance upon the federal statutory exemption of Section 4(2) of the Securities Act of 1933, as amended. The shares have a liquidation value of $25.00 per share. Dividends are payable quarterly in arrears. The preferred stock, which has no stated maturity, may be redeemed by us at par plus accrued and unpaid dividends thereon to the redemption date on or after August 15, 2008. The preferred shares are convertible into common stock at a conversion price of $32.66 per share at any time. During the three months ended December 31, 2003, certain holders of our Series E Cumulative Convertible and Redeemable Preferred Stock converted 229,600 shares into 175,700 shares of common stock, leaving 830,400 outstanding at December 31, 2003.

11. Income Taxes and Distributions

     To qualify as a real estate investment trust for federal income tax purposes, 90% of taxable income (including 100% of capital gains) must be distributed to stockholders. Real estate investment trusts that do not distribute a certain amount of current year taxable income in the current year are also subject to a 4% federal excise tax. The principal reasons for the difference between undistributed net income for federal income tax purposes and financial statement purposes are the recognition of straight-line rent for reporting purposes, different useful lives and depreciation methods for real property and the provision for loan losses for reporting purposes versus bad debt expense for tax purposes. Cash distributions paid to common stockholders, for federal income tax purposes, are as follows:

	Year Ended December 31
	2003	2002	2001
Per Share:
Ordinary income	$1.365	$1.655	$1.673
Return of capital	0.896	0.671	0.648
Capital gains	0.079	0.014	0.019

Totals	$2.340	$2.340	$2.340

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

12. Commitments and Contingencies

     We have guaranteed the payment of industrial revenue bonds for one assisted living facility, in the event that the present owner defaults upon its obligations. In consideration for this guaranty, we receive and recognize fees annually related to this arrangement. This guaranty expires upon the repayment of the industrial revenue bonds which currently mature in 2009. At December 31, 2003, we were contingently liable for $3,195,000 under this guaranty.

     At December 31, 2003, we had operating lease obligations of $10,758,000 relating to Company office space and six assisted living facilities.

     At December 31, 2003, we had outstanding construction financings of $14,865,000 ($14,701,000 for leased properties and $164,000 for construction loans) and were committed to providing additional financing of approximately $15,501,000 to complete construction. At December 31, 2003, we had contingent purchase obligations totaling $62,443,000. These contingent purchase obligations primarily relate to deferred acquisition fundings. Deferred acquisition fundings are contingent upon an operator satisfying certain conditions such as payment coverage and value tests. Rents received from the tenant are increased to reflect the additional investment in the property.

     On November 20, 2002, Doctors Community Health Care Corporation and five subsidiaries (“Doctors”) filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Columbia. Doctors stated that its bankruptcy filing was due to the bankruptcy of National Century Financial Enterprises and affiliates, which halted payments to health care providers, including Doctors. We have provided mortgage financing to Doctors in the form of a loan secured by the Pacifica Hospital of the Valley in Sun Valley, CA, and the other assets of the Pacifica of the Valley Corporation, one of the debtor subsidiaries. The outstanding principal balance of the loan was approximately $18,797,000 on December 31, 2003. Pursuant to procedures approved by the bankruptcy court, the assets of Doctors were the subject of an auction held on December 10 through December 16, 2003. At the conclusion of that auction, the debtors’ independent director declared certain members of Doctors’ management the winning bidder. Their bid contemplates a reorganization of Doctors and its subsidiaries with new equity and debt capitalization. The results of this auction are subject to bankruptcy court approval, which the debtors have stated they intend to seek in connection with a hearing on the confirmation of the debtors’ proposed plan of reorganization. Doctors anticipates that this hearing should occur in March or April 2004. Doctors did not make an interest payment for the twelve months ended December 31, 2003. We will not recognize any interest on the loan until payment is received.

     Alterra Healthcare Corporation (“Alterra”) filed for Chapter 11 bankruptcy protection on January 23, 2003 in the United States Bankruptcy Court for the District of Delaware. We have a master lease with Alterra for 45 assisted living facilities with a depreciated book value of $103,293,000 at December 31, 2003. A joint venture between Fortress Investment Group LLC and Emeritus Corporation was the winning bidder at a bankruptcy auction held on July 17, 2003. The bankruptcy court confirmed Alterra’s plan of reorganization on November 26, 2003. In connection with confirmation of Alterra’s plan, our master lease was assumed and the acquisition of Alterra by the Fortress-Emeritus joint venture was approved. This transaction has closed. Alterra remained current on rental payments throughout the bankruptcy process.

13. Stockholder Rights Plan

     Under the terms of a stockholder rights plan approved by our Board of Directors in July 1994, a preferred share right is attached to and automatically trades with each outstanding share of common stock.

     The rights, which are redeemable, will become exercisable only in the event that any person or group becomes a holder of 15% or more of our common stock, or commences a tender or exchange offer, which, if consummated, would result in that person or group owning at least 15% of our common stock. Once the rights become exercisable, they entitle all other stockholders to purchase one one-thousandth of a share of a new series of junior participating preferred stock for an exercise price of $48.00. The rights will expire on August 5, 2004, unless exchanged earlier or redeemed earlier by us for $0.01 per right at any time before public disclosure that a 15% position has been acquired.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

14. Earnings Per Share

     The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

	Year Ended December 31
	2003	2002	2001
Numerator for basic and diluted earnings per share – net income available to common stockholders	$70,732	$55,191	$47,044

Denominator for basic earnings per share – weighted average shares	43,572	36,702	30,534
Effect of dilutive securities:
Employee stock options	427	437	238
Non-vested restricted shares	202	162	255

Dilutive potential common shares	629	599	493

Denominator for diluted earnings per share – adjusted weighted average shares	44,201	37,301	31,027

Basic earnings per share	$1.62	$1.50	$1.54

Diluted earnings per share	$1.60	$1.48	$1.52

     The diluted earnings per share calculation excludes the dilutive effect of 0, 10,000 and 1,301,000 options for 2003, 2002 and 2001, respectively, because the exercise price was greater than the average market price. The Series C Cumulative Convertible Preferred Stock and Series E Cumulative Convertible and Redeemable Preferred Stock were not included in this calculation as the effect of the conversions were anti-dilutive.

15. Disclosure about Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

     Mortgage Loans Receivable — The fair value of all mortgage loans receivable is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Working Capital Loans, Construction Loans and Subdebt Investments — The carrying amount is a reasonable estimate of fair value based on the interest rates received, which approximates current market rates.

     Cash and Cash Equivalents — The carrying amount approximates fair value.

     Equity Investments — Equity investments are recorded at their fair market value.

     Borrowings Under Lines of Credit Arrangements and Secured Debt — The carrying amount of the lines of credit arrangements and secured debt approximates fair value because the borrowings are interest rate adjustable.

     Senior Unsecured Notes — The fair value of the senior unsecured notes payable was estimated by discounting the future cash flows using the current borrowing rate available to the Company for similar debt.

     Mortgage Loans Payable — Mortgage loans payable is a reasonable estimate of fair value based on the interest rates paid, which approximates current market rates.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

     The carrying amounts and estimated fair values of our financial instruments are as follows (in thousands):

	December 31, 2003		December 31, 2002
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial Assets:
Mortgage loans receivable	$164,139	$167,610	$179,761	$192,037
Working capital loans	49,177	49,177	28,255	28,255
Construction loans	164	164
Subdebt investments	45,254	45,254	14,578	14,578
Cash and cash equivalents	124,496	124,496	9,550	9,550
Equity investments	1	1	12	12
Financial Liabilities:
Borrowings under lines of credit arrangements	$0	$0	$109,500	$109,500
Senior unsecured notes	865,000	1,111,712	515,000	418,179
Secured debt	0	0	4,000	4,000
Mortgage loans payable	148,184	148,184	47,831	47,831

16. Discontinued Operations

     In August 2001, the Financial Accounting Standards Board issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. We adopted the standard effective January 1, 2002 and have reflected the results of properties disposed of through June 30, 2004 in discontinued operations for all periods presented.

     During the year ended December 31, 2003, we sold properties with carrying values of $61,316,000 for net gains of $4,139,000. During the six months ended June 30, 2004, we sold properties with carrying values of $33,808,000 for net gains of $1,129,000. In accordance with Statement No. 144, we have reclassified the income and expenses attributable to these properties to discontinued operations. Expenses include an allocation of interest expense based on property carrying values and our weighted average cost of debt. The following illustrates the reclassification impact of Statement No. 144 as a result of classifying the properties as discontinued operations (in thousands):

	Year ended December 31
	2003	2002	2001
Revenues:
Operating lease rents	$9,580	$15,977	$18,220
Expenses:
Interest expense	2,415	3,767	4,666
Provision for depreciation	3,196	5,237	5,771

Income from discontinued operation , net	$3,969	$6,973	$7,783

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

17. Subsequent Events

     During December 2003 and January 2004, we expanded our unsecured revolving line of credit from $225,000,000 to $310,000,000. The existing bank group, in conjunction with two new participants, First Tennessee Bank, N.A. and LaSalle Bank National Association, provided the additional capacity. See Note 6 for additional information regarding this arrangement.

18. Quarterly Results of Operations (Unaudited)

     The following is a summary of our unaudited quarterly results of operations for the years ended December 31, 2003 and 2002 (in thousands, except per share data):

	Year ended December 31, 2003
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter (2)
Revenues – as reported	$46,292	$47,856	$49,975	$61,240
Discontinued operations	(3,132)	(3,132)	(890)	(875)

Revenues – as adjusted (1)	43,160	44,724	49,085	60,365
Net income available to common stockholders	16,451	16,744	20,601	16,935
Net income available to common stockholders per share:
Basic	0.41	0.41	0.47	0.34
Diluted	0.41	0.41	0.46	0.34

	Year ended December 31, 2002
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter (3)
Revenues – as reported	$37,395	$40,638	$42,373	$45,424
Discontinued operations	(4,422)	(4,240)	(3,208)	(3,056)

Revenues – as adjusted (1)	32,973	36,398	39,165	42,368
Net income available to common stockholders	12,511	13,490	16,885	12,303
Net income available to common stockholders per share:
Basic	0.38	0.38	0.44	0.31
Diluted	0.37	0.37	0.43	0.31

(1)	In accordance with FASB Statement No. 144, we have reclassified the income attributable to the properties sold subsequent to January 1, 2002 to discontinued operations. See Note 16.

(2)	The decrease in net income and amounts per share is primarily attributable to impairment of assets recorded in fourth quarter 2003 and a common stock issuance completed in third quarter 2003.

(3)	The decrease in net income and amounts per share is primarily attributable to impairment of assets, losses on sales of properties and a common stock issuance recorded in fourth quarter 2002.

HEALTH CARE REIT, INC.
SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2003

(Dollars in thousands)

		Initial Cost
		to Company
				Cost Capitalized
			Buildings &	Subsequent to
Description	Encumbrances	Land	Improvements	Acquisition
Assisted Living Facilities:
Flagstaff, AZ	$0	$540	$4,460	$0
Lake Havasu City, AZ		450	4,223
Lake Havasu City, AZ		110	2,244	136
Mesa, AZ		950	9,087
Phoenix, AZ		1,000	6,500
Tucson, AZ	3,500		1,373	14,511
Alhambra, CA		420	2,534
Azusa, CA		570	3,141
Vacaville, CA		900	6,329
Encinitas, CA		1,460	7,721
Fairfield, CA		1,460	14,040
Marysville, CA		450	4,172	44
Paso Robles, CA		1,770	8,630
San Juan Capistrano, CA		1,390	6,942
Highlands Ranch, CO		940	3,721
Hamden, CT		1,470	4,530
Litchfield, CT		660	9,652	106
Rocky Hill, CT		1,460	7,040
Rocky Hill, CT (1)	5,101	1,090	6,710
Waterford, CT		1,360	12,540
Brandon, FL		860	7,140
Bradenton, FL		252	3,298
Bradenton, FL		100	1,700	788
Clermont, FL		350	5,232	449
Cape Coral, FL		530	3,281
Fort Myers, FL		440	2,560
Haines City, FL		80	1,937	162
Lakeland, FL		520	4,580
Lake Wales, FL		80	1,939	167
Leesburg, FL		70	1,170	227
Margate, FL		500	7,303	2,459
North Miami Beach, FL		300	5,709	2,006
Naples, FL		1,716	17,306
Orange City, FL		80	2,239	265
Sarasota, FL		475	3,175
Sarasota, FL		1,190	4,810

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount at Which
	Carried at Close of Period
		Buildings &	Accumulated	Year	Year
Description	Land	Improvements	Depreciation	Acquired	Built
Assisted Living Facilities:
Flagstaff, AZ	$540	$4,460	$31	2003	1999
Lake Havasu City, AZ	450	4,223	523	1998	1999
Lake Havasu City, AZ	110	2,380	330	1998	1994
Mesa, AZ	950	9,087	802	1999	2000
Phoenix, AZ	1,000	6,500	46	2003	1999
Tucson, AZ	634	15,250	511	2002	2001
Alhambra, CA	420	2,534	196	1999	1999
Azusa, CA	570	3,141	254	1998	1988
Vacaville, CA	900	6,329	62	2002	2001
Encinitas, CA	1,460	7,721	726	2000	2000
Fairfield, CA	1,460	14,040	702	2002	1998
Marysville, CA	450	4,216	353	1998	1999
Paso Robles, CA	1,770	8,630	429	2002	1998
San Juan Capistrano, CA	1,390	6,942	409	2000	2001
Highlands Ranch, CO	940	3,721	184	2002	1999
Hamden, CT	1,470	4,530	233	2002	1998
Litchfield, CT	660	9,758	2,357	1997	1998
Rocky Hill, CT	1,460	7,040	328	2002	1998
Rocky Hill, CT (1)	1,090	6,710	91	2003	1996
Waterford, CT	1,360	12,540	537	2002	2000
Brandon, FL	860	7,140	47	2003	1990
Bradenton, FL	252	3,298	763	1996	1995
Bradenton, FL	100	2,488	356	1999	1996
Clermont, FL	350	5,681	915	1996	1997
Cape Coral, FL	530	3,281	161	2002	2000
Fort Myers, FL	440	2,560	18	2003	1980
Haines City, FL	80	2,099	345	1999	1999
Lakeland, FL	520	4,580	32	2003	1991
Lake Wales, FL	80	2,106	345	1999	1999
Leesburg, FL	70	1,397	270	1999	1954
Margate, FL	500	9,762	2,173	1998	1972
North Miami Beach, FL	300	7,715	1,589	1998	1987
Naples, FL	1,716	17,306	4,563	1997	1999
Orange City, FL	80	2,504	454	1999	1998
Sarasota, FL	475	3,175	735	1996	1995
Sarasota, FL	1,190	4,810	35	2003	1988

SCHEDULE III – Continued

(Dollars in thousands)

		Initial Cost
		to Company
				Cost Capitalized
			Buildings &	Subsequent to
Description	Encumbrances	Land	Improvements	Acquisition
Vero Beach, FL	$0	$263	$3,187	$0
Vero Beach, FL		297	3,263
Atlanta, GA		2,059	14,914
Douglasville, GA		90	217
Jonesboro, GA		460	1,304
Roswell, GA		1,107	9,627
Roswell, GA		620	2,200	184
Chubbuck, ID		125	5,375
Coeur D’ Alene, ID		530	7,570
Pocatello, ID		470	1,930
Twin Falls, ID		550	14,740
Urbana, IL		670	6,780
Auburn, IN		145	3,511	1,855
Avon, IN		170	3,504	2,025
Kokomo, IN		195	3,709	1,251
LaPorte, IN		165	3,674	1,244
Marion, IN		175	3,504	898
Merrillville, IN		643	7,084	476
Shelbyville, IN		165	3,497	1,139
Columbus, IN		530	5,170
Terre Haute, IN		175	3,499	1,096
Vincennes, IN		118	2,893	673
Valparaiso, IN		112	2,558
Valparaiso, IN		108	2,962
Boonville, IN		190	5,510
Louisville, KY (1)	3,700	490	7,610
Kenner, LA		1,100	10,036	125
Auburn, MA (1)	4,977	1,050	7,950
Chelmsford, MA (2)	9,695	1,040	10,960
Lee, MA		290	18,135	606
Newburyport, MA		960	8,290
Tewksbury , MA		1,520	5,480
Baltimore, MD		510	4,515
Parkville, MD		730	8,770	2,809
Ellicott City , MD		1,320	13,641	1,621
Hagerstown, MD		360	4,640
Waldorf, MD		620	8,380	2,759
Hanover, MD			3,000	4,768
Laurel, MD		1,060	8,045	2
Hattiesburg, MS		560	5,790
Ridgeland, M S (2)	5,130	520	7,680
Butte, MT		550	3,957	43

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount at Which
	Carried at Close of Period
		Buildings &	Accumulated	Year	Year
Description	Land	Improvements	Depreciation	Acquired	Built
Vero Beach, FL	$263	$3,187	$212	2001	1999
Vero Beach, FL	297	3,263	219	2001	1996
Atlanta, GA	2,059	14,914	2,518	1997	1999
Douglasville, GA	90	217	4	2003	1985
Jonesboro, GA	460	1,304	19	2003	1992
Roswell, GA	1,107	9,627	2,209	1997	1999
Roswell, GA	620	2,384	103	2002	1997
Chubbuck, ID	125	5,375	38	2003	1996
Coeur D’ Alene, ID	530	7,570	52	2003	1997
Pocatello, ID	470	1,930	15	2003	1991
Twin Falls, ID	550	14,740	419	2002	1991
Urbana, IL	670	6,780	351	2002	1998
Auburn, IN	145	5,366	850	1998	1999
Avon, IN	170	5,529	895	1998	1999
Kokomo, IN	195	4,960	853	1997	1999
LaPorte, IN	165	4,918	846	1998	1999
Marion, IN	175	4,402	852	1999	1999
Merrillville, IN	643	7,560	1,667	1997	1999
Shelbyville, IN	165	4,636	947	1998	1999
Columbus, IN	530	5,170	245	2002	2001
Terre Haute, IN	175	4,595	862	1999	1999
Vincennes, IN	118	3,566	581	1998	1985
Valparaiso, IN	112	2,558	174	2001	1998
Valparaiso, IN	108	2,962	198	2001	1999
Boonville, IN	190	5,510	258	2002	2000
Louisville, KY (1)	490	7,610	102	2003	1997
Kenner, LA	1,100	10,161	1,948	1998	2000
Auburn, MA (1)	1,050	7,950	107	2003	1997
Chelmsford, MA (2)	1,040	10,960	73	2003	1997
Lee, MA	290	18,741	872	2002	1998
Newburyport, MA	960	8,290	317	2002	1999
Tewksbury , MA	1,520	5,480	36	2003	1989
Baltimore, MD	510	4,515	97	2003	1999
Parkville, MD	730	11,579	1,360	1997	1999
Ellicott City , MD	1,320	15,262	3,122	1997	1999
Hagerstown, MD	360	4,640	34	2003	1999
Waldorf, MD	620	11,139	1,295	1997	1998
Hanover, MD		7,768	713	2001	1998
Laurel, MD	1,060	8,047	808	2002	1996
Hattiesburg, MS	560	5,790	303	2002	1998
Ridgeland, M S (2)	520	7,680	52	2003	1997
Butte, MT	550	4,000	333	1998	1999

SCHEDULE III – Continued

(Dollars in thousands)

		Initial Cost
		to Company
				Cost Capitalized
			Buildings &	Subsequent to
Description	Encumbrances	Land	Improvements	Acquisition
Kalisp ell, MT	$0	$360	$3,282	$0
Asheboro, NC (3)	3,745	290	5,032	13
Asheville, NC		204	3,489
Asheville, NC		280	1,955	26
Burlington, NC		280	4,297	21
Burlington, NC (3)	2,923	460	5,501	5
Concord, NC (3)	4,993	550	3,921	30
Chapel Hill, NC		354	2,646	729
Cary , NC		1,500	4,350	857
Durham, NC		1,476	10,659	765
Eden, NC (3)	3,248	390	5,039	2
Elizabeth City , NC		200	2,760	1,971
Forest City , NC (3)	3,317	320	4,576	3
Greenville, NC (3)	3,841	290	4,393	2
Greensboro, NC		330	2,970	5
Greensboro, NC		560	5,507
Gastonia, NC (3)	4,414	470	6,129
Gastonia, NC (3)	2,039	310	3,096
Gastonia, NC (3)	4,044	400	5,029
Hickory, NC		290	987
Hendersonville, NC		2,270	11,771	279
High Point, NC		560	4,443	1
High Point, NC		370	2,185
High Point, NC (3)	2,822	330	3,395	2
High Point, NC (3)	3,184	430	4,147	2
Lenoir, NC		190	3,748
Lexington, NC		200	3,900	927
Martinsville, NC		349
Monroe, NC		470	3,681	7
Monroe, NC		310	4,799	5
Monroe, NC (3)	3,466	450	4,021	11
Morehead City , NC		200	3,104	1,602
Matthews, NC (3)	4,060	560	4,869
Pinehurst, NC		290	2,690
Reidsville, NC		170	3,830	805
Salisbury, NC (3)	3,755	370	5,697	27
Smithfield, NC (3)	3,777	290	5,777
Statesville, NC		150	1,447
Statesville, NC (3)	3,037	310	6,183
Statesville, NC (3)	2,657	140	3,798	20
Wake Forest, NC		200	3,003	1,703
Wilmington, NC		210	2,991

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount at Which
	Carried at Close of Period
		Buildings &	Accumulated	Year	Year
Description	Land	Improvements	Depreciation	Acquired	Built
Kalisp ell, MT	$360	$3,282	$469	1998	1998
Asheboro, NC (3)	290	5,045	36	2003	1998
Asheville, NC	204	3,489	486	1999	1999
Asheville, NC	280	1,981	16	2003	1992
Burlington, NC	280	4,318	30	2003	2000
Burlington, NC (3)	460	5,506	39	2003	1997
Concord, NC (3)	550	3,951	31	2003	1997
Chapel Hill, NC	354	3,375	98	2002	1997
Cary , NC	1,500	5,207	670	1998	1996
Durham, NC	1,476	11,424	2,439	1997	1999
Eden, NC (3)	390	5,041	35	2003	1998
Elizabeth City , NC	200	4,731	405	1998	1999
Forest City , NC (3)	320	4,579	33	2003	1999
Greenville, NC (3)	290	4,395	31	2003	1998
Greensboro, NC	330	2,975	22	2003	1996
Greensboro, NC	560	5,507	41	2003	1997
Gastonia, NC (3)	470	6,129	43	2003	1998
Gastonia, NC (3)	310	3,096	23	2003	1994
Gastonia, NC (3)	400	5,029	36	2003	1996
Hickory, NC	290	987	11	2003	1994
Hendersonville, NC	2,270	12,050	1,761	1998	1998
High Point, NC	560	4,444	33	2003	2000
High Point, NC	370	2,185	17	2003	1999
High Point, NC (3)	330	3,397	25	2003	1994
High Point, NC (3)	430	4,149	30	2003	1998
Lenoir, NC	190	3,748	27	2003	1998
Lexington, NC	200	4,827	138	2002	1997
Martinsville, NC	349			2003
Monroe, NC	470	3,688	28	2003	2001
Monroe, NC	310	4,804	34	2003	2000
Monroe, NC (3)	450	4,032	30	2003	1997
Morehead City , NC	200	4,706	391	1999	1999
Matthews, NC (3)	560	4,869	35	2003	1998
Pinehurst, NC	290	2,690	21	2003	1998
Reidsville, NC	170	4,635	136	2002	1998
Salisbury, NC (3)	370	5,724	40	2003	1997
Smithfield, NC (3)	290	5,777	40	2003	1998
Statesville, NC	150	1,447	11	2003	1990
Statesville, NC (3)	310	6,183	42	2003	1996
Statesville, NC (3)	140	3,818	26	2003	1999
Wake Forest, NC	200	4,706	467	1998	1999
Wilmington, NC	210	2,991	397	1999	1999

SCHEDULE III – Continued

(Dollars in thousands)

		Initial Cost
		to Company
				Cost Capitalized
			Buildings &	Subsequent to
Description	Encumbrances	Land	Improvements	Acquisition
Winston-Salem, NC	$0	$360	$2,514	$4
Brick, NJ		1,300	9,394
Florence, NJ		300	2,978
Hamilton, NJ		440	4,469
Gardnerville, NV		1,326	12,549
Henderson, NV		380	9,220	65
Henderson, NV		380	4,360	41
Lakewood, NY		470	8,530
Fayetteville, NY		410	3,962
Ossining, NY		1,510	9,490
Canton, OH		300	2,098
Dayton, OH		690	2,970
Findlay , OH		200	1,800
Newark, OH		410	5,711
Piqua, OH		204	1,885
Sagamore Hills, OH		470	7,881	68
Troy, OH		200	2,000
Westerville, OH		740	8,287	2,508
Bartlesville, OK		100	1,380
Chickasha, OK		85	1,395
Claremore, OK		155	1,428
Duncan, OK		103	1,347
Edmond, OK		175	1,564
Enid, OK		90	1,390
Lawton, OK		144	1,456
Midwest City, OK		95	1,385
North Oklahoma City, OK		87	1,508
Norman, OK		55	1,484
Oklahoma City , OK		130	1,350
Oklahoma City , OK		220	2,943
Owasso, OK		215	1,380
Ponca City, OK		114	1,536
Shawnee, OK		80	1,400
Stillwater, OK		80	1,400
Eugene, OR		600	5,150
Ontario, OR		90	2,110
Portland, OR		628	3,585	232
Salem, OR		449	5,172
Lebanon, PA		400	3,799	34
Seven Fields, PA		484	4,663
Saxonburg, PA		677	4,669	44
Williamsport, PA		390	4,068	36

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount at Which
	Carried at Close of Period
		Buildings &	Accumulated	Year	Year
Description	Land	Improvements	Depreciation	Acquired	Built
Winston-Salem, NC	$360	$2,518	$19	2003	1996
Brick, NJ	1,300	9,394	1,731	1999	2000
Florence, NJ	300	2,978	145	2002	1999
Hamilton, NJ	440	4,469	242	2001	1998
Gardnerville, NV	1,326	12,549	2,788	1998	1999
Henderson, NV	380	9,285	1,237	1998	1998
Henderson, NV	380	4,401	361	1999	2000
Lakewood, NY	470	8,530	57	2003	1999
Fayetteville, NY	410	3,962	220	2001	1997
Ossining, NY	1,510	9,490	413	2002	1967
Canton, OH	300	2,098	305	1998	1998
Dayton, OH	690	2,970		2003	1994
Findlay , OH	200	1,800	338	1997	1997
Newark, OH	410	5,711	923	1998	1987
Piqua, OH	204	1,885	304	1997	1997
Sagamore Hills, OH	470	7,949	716	1998	2000
Troy, OH	200	2,000	367	1997	1997
Westerville, OH	740	10,795	1,407	1998	2001
Bartlesville, OK	100	1,380	313	1996	1995
Chickasha, OK	85	1,395	309	1996	1996
Claremore, OK	155	1,428	292	1996	1996
Duncan, OK	103	1,347	291	1995	1996
Edmond, OK	175	1,564	331	1995	1996
Enid, OK	90	1,390	315	1995	1995
Lawton, OK	144	1,456	311	1995	1996
Midwest City, OK	95	1,385	314	1996	1995
North Oklahoma City, OK	87	1,508	303	1996	1996
Norman, OK	55	1,484	380	1995	1995
Oklahoma City , OK	130	1,350	297	1995	1996
Oklahoma City , OK	220	2,943	324	1999	1999
Owasso, OK	215	1,380	280	1996	1996
Ponca City, OK	114	1,536	352	1995	1995
Shawnee, OK	80	1,400	315	1996	1995
Stillwater, OK	80	1,400	317	1995	1995
Eugene, OR	600	5,150	247	2002	2000
Ontario, OR	90	2,110	14	2003	1985
Portland, OR	628	3,817	467	1998	1999
Salem, OR	449	5,172	694	1999	1998
Lebanon, PA	400	3,833	474	1998	1999
Seven Fields, PA	484	4,663	634	1999	1999
Saxonburg, PA	677	4,713	664	1999	1994
Williamsport, PA	390	4,104	486	1998	1999

SCHEDULE III – Continued

(Dollars in thousands)

		Initial Cost
		to Company
				Cost Capitalized
			Buildings &	Subsequent to
Description	Encumbrances	Land	Improvements	Acquisition
Anderson, SC	$0	$710	$6,290	$0
Bluffton, SC		700	5,598	3,066
Columbia, SC		2,120	4,860
Easley , SC		250	3,266
Gaffney, SC		200	1,892
Hilton Head Island, SC		510	6,037	2,327
North Augusta, SC		332	2,558
Walterboro, SC		150	1,838	187
Columbia, TN		341	2,295
Clarksville, TN		330	2,292
Jackson, TN		540	1,633	46
Knoxville, TN		314	2,756	131
Morristown, TN		400	3,808	155
Oak Ridge, TN		450	4,066	155
Austin, TX		880	9,520
Cedar Hill, TX		171	1,490
Corpus Christi, TX		155	2,935
Corpus Christi, TX		420	4,796
Desoto, TX		205	1,383
Fort Worth, TX		210	3,790	(146)
Georgetown, TX		200	2,100
Houston, TX		550	10,751
Houston, TX		360	2,640
Houston, TX		360	2,640
Houston, TX		4,790	7,100
Harlingen, TX		92	2,057
Lubbock, TX		280	6,220
Palestine, TX		173	1,410
Texarkana, TX		192	1,403
Waxahachie, TX		154	1,429
Salt Lake City , UT		1,060	6,142
Danville, VA		410	3,954	12
Manassas, VA (2)	4,039	750	7,450
Leesburg, VA		950	7,553	49
Staunton, VA		140	8,360
Williamsburg, VA		374
Bellingham, WA		300	3,200
Everett, WA		1,400	5,476
Federal Way , WA		540	3,960
Kirkland, WA (2)	5,307	1,880	4,320
Marysville, WA		620	4,780
Moses Lake, WA		260	5,940

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount at Which
	Carried at Close of Period
		Buildings &	Accumulated	Year	Year
Description	Land	Improvements	Depreciation	Acquired	Built
Anderson, SC	$710	$6,290	$45	2003	1986
Bluffton, SC	700	8,664	521	1999	2000
Columbia, SC	2,120	4,860	109	2003	2000
Easley , SC	250	3,266	70	2003	1999
Gaffney, SC	200	1,892	46	2003	1999
Hilton Head Island, SC	510	8,364	747	1998	1999
North Augusta, SC	332	2,558	348	1999	1998
Walterboro, SC	150	2,025	293	1999	1992
Columbia, TN	341	2,295	317	1999	1999
Clarksville, TN	330	2,292	330	1998	1998
Jackson, TN	540	1,679	42	2003	1998
Knoxville, TN	315	2,886	79	2002	1998
Morristown, TN	400	3,963	480	1998	1999
Oak Ridge, TN	450	4,221	507	1998	1999
Austin, TX	880	9,520	1,330	1999	1998
Cedar Hill, TX	171	1,490	303	1997	1996
Corpus Christi, TX	155	2,935	566	1997	1996
Corpus Christi, TX	420	4,796	1,444	1996	1997
Desoto, TX	205	1,383	274	1996	1996
Fort Worth, TX	64	3,790	845	1996	1984
Georgetown, TX	200	2,100	383	1997	1997
Houston, TX	550	10,751	2,295	1999	1999
Houston, TX	360	2,640	80	2002	1999
Houston, TX	360	2,640	79	2002	1999
Houston, TX	4,790	7,100	92	2003	1974
Harlingen, TX	92	2,057	394	1997	1989
Lubbock, TX	280	6,220	42	2003	1996
Palestine, TX	173	1,410	289	1996	1996
Texarkana, TX	192	1,403	285	1996	1996
Waxahachie, TX	154	1,429	292	1996	1996
Salt Lake City , UT	1,060	6,142	487	1999	1986
Danville, VA	410	3,966	29	2003	1998
Manassas, VA (2)	750	7,450	50	2003	1996
Leesburg, VA	950	7,602	607	2002	1993
Staunton, VA	140	8,360	59	2003	1999
Williamsburg, VA	374			2003
Bellingham, WA	300	3,200	22	2003	1994
Everett, WA	1,400	5,476	703	1999	1999
Federal Way , WA	540	3,960	27	2003	1978
Kirkland, WA (2)	1,880	4,320	30	2003	1996
Marysville, WA	620	4,780	21	2003	1998
Moses Lake, WA	260	5,940	41	2003	1986

SCHEDULE III - Continued

(Dollars in thousands)

		Initial Cost
		to Company
				Cost Capitalized
			Buildings &	Subsequent to
Description	Encumbrances	Land	Improvements	Acquisition
Middleton, WI	$0	$420	$4,006	$0

Total Assisted Living Facilities	100,771	108,317	966,780	63,728
Skilled Nursing Facilities:
Birmingham, AL		390	4,902
Birmingham, AL		340	5,734
Pleasant Grove, AL		480	4,429
Eight Mile, AL		410	6,110
Fairfield, AL		530	9,134
Florence, AL		320	3,975
Mobile, AL		440	3,625
Payson, AZ		180	3,989
Santa Rosa, CA		1,460	3,880	62
Pueblo, CO		370	6,051
Fort Myers, FL		636	6,026
Hilliard, FL		150	6,990
Lakeland, FL		696	4,843
New Port Richey , FL		624	7,307
Ormond Beach, FL			2,739
Rockledge, FL		360	4,117
Sarasota, FL		560	8,474
Vero Beach, FL		660	9,040	1,461
West Palm Beach, FL		696	8,037
Douglasville, GA		1,350	7,471
Jonesboro, GA		840	1,921
Boise, ID		810	5,401
Boise, ID		600	7,383
Coeur d’Alene, ID		600	7,878
Granite City , IL		610	7,143
Granite City , IL		400	4,303
Hardin, IL		50	5,350
White Hall, IL		50	5,550
Louisville, KY		430	7,135
Louisville, KY		350	4,675
Morgantown, KY		380	3,705
Agawam, MA		880	16,112	1,901
Braintree, MA		170	7,157	1,109
Braintree, MA		80	4,849	669
Canton, MA		820	8,201	160
Dedham, MA		1,790	12,936
Fall River, MA		620	5,829	4,836

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount at Which
	Carried at Close of Period
		Buildings &	Accumulated	Year	Year
Description	Land	Improvements	Depreciation	Acquired	Built
Middleton, WI	$420	$4,006	$210	2001	1991

Total Assisted Living Facilities	108,806	1,030,019	93,097
Skilled Nursing Facilities:
Birmingham, AL	390	4,902	77	2003	1977
Birmingham, AL	340	5,734	59	2003	1974
Pleasant Grove, AL	480	4,429	76	2003	1964
Eight Mile, AL	410	6,110	101	2003	1973
Fairfield, AL	530	9,134	137	2003	1965
Florence, AL	320	3,975	71	2003	1972
Mobile, AL	440	3,625	62	2003	1982
Payson, AZ	180	3,989	743	1998	1985
Santa Rosa, CA	1,460	3,942	1,046	1998	1968
Pueblo, CO	370	6,051	1,103	1998	1989
Fort Myers, FL	636	6,026	1,260	1998	1984
Hilliard, FL	150	6,990	1,026	1999	1990
Lakeland, FL	696	4,843	1,024	1998	1984
New Port Richey , FL	624	7,307	1,515	1998	1984
Ormond Beach, FL		2,739	230	2002	1983
Rockledge, FL	360	4,117	383	2001	1970
Sarasota, FL	560	8,474	922	1999	2000
Vero Beach, FL	660	10,501	1,982	1998	1984
West Palm Beach, FL	696	8,037	1,660	1998	1984
Douglasville, GA	1,350	7,471	119	2003	1975
Jonesboro, GA	840	1,921	37	2003	1992
Boise, ID	810	5,401	1,000	1998	1966
Boise, ID	600	7,383	1,209	1998	1997
Coeur d’Alene, ID	600	7,878	1,277	1998	1996
Granite City , IL	610	7,143	1,099	1998	1973
Granite City , IL	400	4,303	615	1999	1964
Hardin, IL	50	5,350	259	2002	1996
White Hall, IL	50	5,550	274	2002	1971
Louisville, KY	430	7,135	407	2002	1974
Louisville, KY	350	4,675	273	2002	1975
Morgantown, KY	380	3,705	20	2003	1965
Agawam, MA	880	18,013	509	2002	1993
Braintree, MA	170	8,266	2,181	1997	1968
Braintree, MA	80	5,518	1,289	1997	1973
Canton, MA	820	8,361	306	2002	1993
Dedham, MA	1,790	12,936	623	2002	1996
Fall River, MA	620	10,665	1,432	1996	1973

SCHEDULE III - Continued

(Dollars in thousands)

		Initial Cost
		to Company
				Cost Capitalized
			Buildings &	Subsequent to
Description	Encumbrances	Land	Improvements	Acquisition
Falmouth, MA	$0	$670	$3,145	$97
Littleton, MA		1,240	2,910
Needham, MA		1,610	13,715
Rochdale, MA		675	11,847	33
South Boston, MA		385	2,002	5,137
Webster, MA		234	3,580	441
Webster, MA		336	5,922
Wareham, MA		875	10,313	1,134
Worcester, MA		1,053	2,265	268
Denton, MD		390	4,010
Herculaneum, MO		127	10,373
Jefferson City , MO		370	6,730
St. Louis, MO		750	6,030
Brandon, MS		115	9,549
Cleveland, MS			1,850
Jackson, MS		410	1,814
Jackson, MS			4,400
Jackson, MS			2,150
McComb, MS		120	5,786
Ruleville, MS			50
Tupelo, MS		740	4,092
Beachwood, OH	19,602	1,260	23,478
Broadview Heights, OH	9,239	920	12,400
Kent, OH		215	3,367
Westlake, OH	15,731	1,320	17,936
Westlake, OH		571	5,411
Midwest City, OK		470	5,673
Eugene, OR		300	5,316
Bloomsburg, PA			3,918	32
Cheswick, PA		384	6,041	1,293
Easton, PA		285	6,315
Rheems, PA		200	1,575
Columbia, TN		590	3,787
Cleveland, TN		350	5,000
Elizabethton, TN		310	4,604	40
Erin, TN		440	8,060
Harriman, TN		590	8,060
Memphis, TN		970	4,246
Memphis, TN		480	5,656
Mountain City, TN		220	5,896	317
Monteagle, TN		310	3,318
Pigeon Forge, TN		320	4,180

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount at Which
	Carried at Close of Period
		Buildings &	Accumulated	Year	Year
Description	Land	Improvements	Depreciation	Acquired	Built
Falmouth, MA	$670	$3,242	$726	1999	1966
Littleton, MA	1,240	2,910	131	1996	1975
Needham, MA	1,610	13,715	670	2002	1994
Rochdale, MA	675	11,880	400	2002	1995
South Boston, MA	385	7,139	1,023	1995	1961
Webster, MA	234	4,021	830	1995	1986
Webster, MA	336	5,922	1,201	1995	1982
Wareham, MA	875	11,447	354	2002	1989
Worcester, MA	1,053	2,533	582	1997	1961
Denton, MD	390	4,010	121	2003	1982
Herculaneum, MO	127	10,373	487	2002	1984
Jefferson City , MO	370	6,730	315	2002	1982
St. Louis, MO	750	6,030	218	1995	1994
Brandon, MS	115	9,549	143	2003	1963
Cleveland, MS		1,850	62	2003	1977
Jackson, MS	410	1,814	33	2003	1968
Jackson, MS		4,400	147	2003	1980
Jackson, MS		2,150	72	2003	1970
McComb, MS	120	5,786	85	2003	1973
Ruleville, MS		50	2	2003	1978
Tupelo, MS	740	4,092	68	2003	1980
Beachwood, OH	1,260	23,478	1,306	2001	1990
Broadview Heights, OH	920	12,400	691	2001	1984
Kent, OH	215	3,367	1,040	1989	1983
Westlake, OH	1,320	17,936	1,013	2001	1985
Westlake, OH	571	5,411	950	1998	1957
Midwest City, OK	470	5,673	981	1998	1958
Eugene, OR	300	5,316	935	1998	1972
Bloomsburg, PA		3,950	470	1999	1996
Cheswick, PA	384	7,334	1,174	1998	1933
Easton, PA	285	6,315	2,262	1993	1959
Rheems, PA	200	1,575		2003	1996
Columbia, TN	590	3,787	24	2003	1974
Cleveland, TN	350	5,000	311	2001	1987
Elizabethton, TN	310	4,644	364	2001	1980
Erin, TN	440	8,060	480	2001	1981
Harriman, TN	590	8,060	512	2001	1987
Memphis, TN	970	4,246	72	2003	1981
Memphis, TN	480	5,656	89	2003	1982
Mountain City, TN	220	6,213	474	2001	1976
Monteagle, TN	310	3,318	19	2003	1980
Pigeon Forge, TN	320	4,180	279	2001	1986

SCHEDULE III - Continued (Dollars in thousands)

		Initial Cost
		to Company
				Cost Capitalized
			Buildings &	Subsequent to
Description	Encumbrances	Land	Improvements	Acquisition
Ridgely , TN	$0	$300	$5,700	$0
Rogersville, TN		350	3,278
Rockwood, TN		500	7,116	410
Spring City , TN		420	6,085	2,170
Westmoreland, TN	2,217	330	1,822	2,505
Baytown, TX		450	6,150
Houston, TX		630	5,970	573
San Antonio, TX		560	7,315
Webster, TX		360	5,940
Richmond, VA		1,211	2,889
Woodbridge, VA		680	4,423

Total Skilled Nursing Facilities	46,789	46,528	545,859	24,648
Specialty Care Facilities:
Clearwater, FL		950		29
Chicago, IL		3,650	7,505	5,455
Braintree, MA		350	9,304	3,949
Springfield, MA		2,100	14,978	7,709
Stoughton, MA		975	20,021	3,430
Waltham, MA			9,339	3,207
New Albany , OH		3,020	27,445

Total Specialty Care Facilities	0	11,045	88,592	23,779
Construction in Progress			14,701

Total Investment in Real Property Owned	$147,560	$165,890	$1,615,932	$112,155

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount at Which
	Carried at Close of Period
		Buildings &	Accumulated	Year	Year
Description	Land	Improvements	Depreciation	Acquired	Built
Ridgely , TN	$300	$5,700	$348	2001	1990
Rogersville, TN	350	3,278	19	2003	1979
Rockwood, TN	500	7,526	549	2001	1979
Spring City , TN	420	8,255	524	2001	1987
Westmoreland, TN	330	4,327	259	2001	1994
Baytown, TX	450	6,150	230	2002	2000
Houston, TX	630	6,543	223	2002	1995
San Antonio, TX	560	7,315	275	2002	2000
Webster, TX	360	5,940	223	2002	2000
Richmond, VA	1,211	2,889	87	2003	1995
Woodbridge, VA	680	4,423	174	2002	1977

Total Skilled Nursing Facilities	46,528	570,507	50,433
Specialty Care Facilities:
Clearwater, FL	979			1997	1975
Chicago, IL	3,650	12,960	233	2002	1979
Braintree, MA	350	13,253	1,795	1998	1918
Springfield, MA	2,100	22,687	2,180	1996	1952
Stoughton, MA	975	23,451	2,738	1996	1958
Waltham, MA		12,546	1,841	1998	1932
New Albany , OH	3,020	27,445	123	2002	2003

Total Specialty Care Facilities	11,074	112,342	8,910
Construction in Progress		14,701

Total Investment in Real Property Owned	$166,408	$1,727,569	$152,440

(1)	In June 2003, three wholly-owned subsidiaries of the Company completed the acquisitions of three assisted living facilities from Emeritus Corporation. The properties were subject to existing mortgage debt of $13,981,000. The three wholly-owned subsidiaries are included in the Company’s consolidated financial statements. Notwithstanding consolidation for financial statement purposes, it is the Company’s intention that the subsidiaries be separate legal entities wherein the assets and liabilities are not available to pay other debts or obligations of the consolidated Company.

(2)	In September 2003, four wholly-owned subsidiaries of the Company completed the acquisitions of four assisted living facilities from Emeritus Corporation. The properties were subject to existing mortgage debt of $24,291,000. The four wholly-owned subsidiaries are included in the Company’s consolidated financial statements. Notwithstanding consolidation for financial statement purposes, it is the Company’s intention that the subsidiaries be separate legal entities wherein the assets and liabilities are not available to pay other debts or obligations of the consolidated Company.

(3)	In September 2003, 17 wholly-owned subsidiaries of the Company completed the acquisitions of 17 assisted living facilities from Southern Assisted Living, Inc. The properties were subject to existing mortgage debt of $59,471,000. The 17 wholly-owned subsidiaries are included in the Company’s consolidated financial statements. Notwithstanding consolidation for financial statement purposes, it is the Company’s intention that the subsidiaries be separate legal entities wherein the assets and liabilities are not available to pay other debts or obligations of the consolidated Company.

SCHEDULE III - Continued

	Year Ended December 31
	2003	2002	2001
	(In thousands)
Investment in real estate:
Balance at beginning of year	$1,420,397	$1,037,395	$856,955
Additions:
Acquisitions	385,942	294,627	181,420
Improvements	52,079	115,079	10,863
Conversions from loans receivable	12,433	33,972	13,683
Other (1)	101,243	2,248	954

Total additions	551,697	445,926	206,920
Deductions:
Cost of real estate sold	(75,325)	(60,626)	(26,480)
Impairment of assets	(2,792)	(2,298)

Total deductions	(78,117)	(62,924)	(26,480)

Balance at end of year (2)	$1,893,977	$1,420,397	$1,037,395

Accumulated depreciation:
Balance at beginning of year	$113,579	$80,544	$52,968
Additions:
Depreciation expense	52,870	40,350	30,227
Deductions:
Sale of properties	(14,009)	(7,315)	(2,651)

Balance at end of year	$152,440	$113,579	$80,544

(1)	Represents assumed mortgages in 2003 and 2002 and land reclassified from other assets in 2001.

(2)	The aggregate cost for tax purposes for real property equals $1,896,472,000 at December 31, 2003.

HEALTH CARE REIT, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2003

		Final	Periodic
	Interest	Maturity	Payment	Prior
Description	Rate	Date	Terms	Liens
Sun Valley, CA	12.830%	12/31/02	Monthly Payments
(Specialty care facility)			$200,971
Chicago, IL	15.210%	01/01/07	Monthly Payments
(Specialty care facility)			$130,182
Lauderhill, FL	10.825%	09/01/12	Monthly Payments
(Skilled nursing facility)			$114,565
Oklahoma City, OK	10.280%	07/01/06	Monthly Payments
(Skilled nursing facility)			$104,548
Charlotte, NC	5.000%	10/01/06	Monthly Payments
(Assisted living facility)			$43,291
Five skilled nursing facilities in Texas	10.780%	03/31/07	Monthly Payments
			$115,355
Bala, PA	15.610%	07/01/08	Monthly Payments
(Skilled nursing facility)			$62,516
Home Quality Management, Inc.	12.930%	08/01/06	Monthly Payments
(8 skilled nursing facilities and 3			$250,000
assisted living facilities)
Owensboro, KY	10.650%	08/01/18	Monthly Payments
(Skilled nursing facility)			$55,077
Morningside Holdings, L.L.C.	11.410%	07/01/07	Monthly Payments
(6 assisted living facilities)			$50,900
Lecanto, FL	12.080%	08/01/05	Monthly Payments
(Skilled nursing facility)			$56,918
Carrollton, GA	9.000%	09/01/09	Monthly Payments
(Assisted living facility)			$37,487
25 mortgage loans relating to	From	From	Monthly Payments
37 skilled nursing facilities, 43 assisted	1.980% to	01/01/05 to	from $1,355
living facilities and 2 specialty care facilities	13.040%	01/01/17	to $116,982
Totals

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(In thousands)
			Principal Amount
			of Loans Subject
		Carrying	to Delinquent
	Face Amount	Amount of	Principal or
Description	of Mortgages	Mortgages	Interest
Sun Valley, CA	$21,500	$18,797	$18,797
(Specialty care facility)
Chicago, IL	15,900	15,306	None
(Specialty care facility)
Lauderhill, FL	12,700	12,700	None
(Skilled nursing facility)
Oklahoma City, OK	12,204	12,204	None
(Skilled nursing facility)
Charlotte, NC	10,390	10,390	None
(Assisted living facility)
Five skilled nursing facilities in Texas	12,198	7,388	None
Bala, PA	7,400	7,145	None
(Skilled nursing facility)
Home Quality Management, Inc.	8,702	6,534	None
(8 skilled nursing facilities and 3 assisted living facilities)
Owensboro, KY	7,000	5,950	None
(Skilled nursing facility)
Morningside Holdings, L.L.C.	5,000	5,353	None
(6 assisted living facilities)
Lecanto, FL	5,410	5,048	None
(Skilled nursing facility)
Carrollton, GA	4,998	4,998	None
(Assisted living facility)
25 mortgage loans relating to	61,717	52,326	None
37 skilled nursing facilities, 43 assisted living facilities and 2 specialty care facilities
Totals	$185,119	$164,139	$18,797

SCHEDULE IV - Continued

	Year Ended December 31
	2003	2002	2001
	(in thousands)
Reconciliation of mortgage loans:
Balance at beginning of year	$179,761	$212,543	$280,601
Additions:
New mortgage loans	48,117	85,006	17,791

	227,878	297,549	298,392
Deductions:
Collections of principal (1)	47,971	70,104	72,166
Conversions to real property	10,133	33,972	13,683
Charge-offs		2,554
Other (2)	5,635	11,158

Balance at end o f year	$164,139	$179,761	$212,543

(1)	Includes collection of negative principal amortization.

(2)	Includes mortgage loans that were reclassified to working capital loans during the periods indicated.